                             AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT


                                 by and among


                         Opinion Research Corporation

                             ORC TeleScience Corp.

                                   ORC, Inc.

                                      and

                             CoreStates Bank, N.A.

                               Dated May 8, 1997

                                TABLE OF CONTENTS


                                                                     PAGE

SECTION 1.      DEFINITIONS AND INTERPRETATION.....................     1
     1.1  Terms Defined............................................     1
          -------------
     1.2  Accounting Principles....................................    13
          ---------------------

SECTION 2.      THE LOANS..........................................    13
     2.1  Revolving Credit.........................................    14
          ----------------
     2.2  Letters of Credit........................................    15
          -----------------
     2.3  Term Loan A..............................................    19
          -----------
     2.4  Term Loan B..............................................    20
          -----------
     2.5  Term Loan C..............................................    20
          -----------
     2.6  Payments.................................................    21
          --------
     2.7  Revolving Credit Interest................................    21
          -------------------------
     2.8  Term Loan Interest.......................................    22
          ------------------
     2.9  Additional Interest Provisions:..........................    23
          ------------------------------
    2.10  Fees.....................................................    24
          ----
    2.11  Prepayments..............................................    24
          -----------
    2.12  Capital Adequacy.........................................    25
          ----------------
    2.13  Use of Proceeds..........................................    26
          ---------------
    2.14  Joint and Several Liability..............................    26
          ---------------------------
    2.15  Release of Certain Borrowers.............................    26
          ----------------------------


SECTION 3.  COLLATERAL.............................................    26
     3.1  Description..............................................    26
          -----------
     3.2  Lien Documents............................................   28
          --------------
     3.3  Other Actions.............................................   28
          -------------
     3.4  Searches..................................................   28
          --------
     3.5  Landlord's Waivers........................................   29
          ------------------
     3.6  Filing Security Agreement.................................   29
          -------------------------
     3.7  Power of Attorney.........................................   29
          -----------------
     3.8  Existing Liens............................................   29
          --------------

SECTION 4.   CLOSING AND CONDITIONS PRECEDENT TO LOAN ADVANCES......   30
     4.1  Resolutions, Opinions, and Other Documents................   30
          ------------------------------------------
     4.2  Absence of Certain Events.................................   31
          -------------------------
     4.3  Warranties and Representations at Closing.................   31
          -----------------------------------------
     4.4  Compliance with this Agreement............................   31
          ------------------------------
     4.5  Officer's Certificate.....................................   31
          ---------------------
     4.6  Closing...................................................   31
          -------
     4.7  Waiver of Rights..........................................   31
          ----------------
     4.8  Conditions for Future Advances............................   31
          ------------------------------


SECTION 5.   REPRESENTATIONS AND WARRANTIES.........................   32
     5.1  Corporate Organization and Validity.......................   32
          -----------------------------------

     5.2  Places of Business........................................   33
          ------------------
     5.3  Pending Litigation........................................   33
          ------------------
     5.4  Title to Properties.......................................   33
          -------------------
     5.5  Governmental Consent......................................   34
          --------------------
     5.6  Taxes.....................................................   34
          -----
     5.7  Financial Statements......................................   34
          --------------------
     5.8  Full Disclosure...........................................   34
          ---------------
     5.9  Subsidiaries..............................................   35
          ------------
    5.10  Guarantees, Contracts, etc................................   35
          --------------------------
    5.11  Government Regulations, etc...............................   35
          ---------------------------
    5.12  Business Interruptions....................................   36
          ----------------------
    5.13  Names.....................................................   37
          -----
    5.14  Other Associations........................................   37
          ------------------
    5.15  Environmental Matters.....................................   37
          ---------------------
    5.16  Regulation O..............................................   38
          ------------
    5.17  Capital Stock.............................................   38
          -------------
    5.18  Solvency..................................................   38
          --------
    5.19  Interrelatedness of Borrowers.............................   39
          -----------------------------

SECTION 6.   BORROWERS' AFFIRMATIVE COVENANTS.......................   39
     6.1  Payment of Taxes and Claims...............................   39
          ---------------------------
     6.2  Maintenance of Properties and Corporate Existence.........   40
          -------------------------------------------------
     6.3  Business Conducted........................................   41
          ------------------
     6.4  Litigation................................................   42
          ----------
     6.5  Taxes.....................................................   42
          -----
     6.6  Bank Accounts.............................................   42
          -------------
     6.7  Employee Benefit Plans....................................   42
          ----------------------
     6.8  Financial Covenants.......................................   43
          -------------------
     6.9  Financial and Business Information........................   44
          ----------------------------------
    6.10  Officer's Certificates....................................   45
          ----------------------
    6.11  Inspection................................................   45
          ----------
    6.12  Tax Returns and Reports...................................   45
          -----------------------
    6.13  Information to Participant................................   46
          --------------------------
    6.14  Material Adverse Developments.............................   46
          -----------------------------
    6.15  Places of Business........................................   46
          ------------------
    6.16  Changes in Management.....................................   46
          ---------------------
    6.17  Governmental Contracts....................................   46
          ----------------------
SECTION 7.   BORROWERS' NEGATIVE COVENANTS:.........................   47
    7.1  Merger, Consolidation, Dissolution or Liquidation..........   47
         -------------------------------------------------
    7.2  Acquisitions...............................................   47
         ------------
    7.3  Liens and Encumbrances.....................................   47
         ----------------------
    7.4  Transactions With Affiliates or Subsidiaries...............   48
         --------------------------------------------
    7.5  Guarantees.................................................   48
         ----------
    7.6  Loans and Investments......................................   48
         ---------------------
    7.7  Use of Lender's Name.......................................   49
         --------------------
    7.8  Miscellaneous Covenants....................................   49
         -----------------------
    7.9  Distributions, Redemption and Other Indebtedness...........   49
         ------------------------------------------------

SECTION 8.   DEFAULT................................................   49
    8.1  Events of Default..........................................   49
         -----------------

    8.2  Cure.......................................................   51
         ----
    8.3  Rights and Remedies on Default.............................   51
         ------------------------------
    8.4  Nature of Remedies.........................................   53
         ------------------
    8.5  Set-Off....................................................   53
         -------

SECTION 9.   MISCELLANEOUS..........................................   54
    9.1  GOVERNING LAW..............................................   54
         -------------
    9.2  Integrated Agreement.......................................   54
         --------------------
    9.3  Waiver.....................................................   54
         ------
    9.4  Indemnification............................................   54
         ---------------
    9.5  Time.......................................................   55
         ----
    9.6  Expenses of Lender.........................................   55
         ------------------
    9.7  Brokerage..................................................   55
         ---------
    9.8  Notices....................................................   55
         -------
    9.9  Headings...................................................   56
         --------
   9.10  Survival...................................................   56
         --------
   9.11  Successors and Assigns.....................................   57
         ----------------------
   9.12  Duplicate Originals........................................   57
         -------------------
   9.13  Modification...............................................   57
         ------------
   9.14  Signatories................................................   57
         -----------
   9.15  Third Parties..............................................   57
         -------------
   9.16  Discharge of Taxes, Borrower's Obligations, Etc............   57
         -----------------------------------------------
   9.17  Withholding and Other Tax Liabilities......................   58
         -------------------------------------
   9.18  Consent to Jurisdiction....................................   58
         -----------------------
   9.19  Waiver of Jury Trial.......................................   58
         --------------------

                                 EXHIBIT LIST
                                 ------------

Exhibit A      --  Borrowing Base Certificate
Exhibit B      --  Quarterly Compliance Certificate


                                 SCHEDULE LIST
                               ------------------

Schedule 2.2(b)     -   Existing L/C's
Schedule 5.1        -   Borrower's States of Qualifications
Schedule 5.2        -   Places of Business
Schedule 5.3        -   Judgements, Proceedings, Litigation and Orders
Schedule 5.4        -   Existing Liens and Claims
Schedule 5.7        -   Borrower's Federal Tax Identification Number
Schedule 5.9        -   Subsidiaries and Affiliates
Schedule 5.10       -   Existing Guaranties, Investments and Borrowings,
                        Leases and Employment  Agreements
Schedule 5.11       -   Employee Benefit Plans
Schedule 5.13(a)    -   Schedule of Names
Schedule 5.13(b)    -   Trademarks, Patents and Copyrights
Schedule 5.14       -   Other Associations
Schedule 5.15       -   Environmental Matters
Schedule 5.17       -   Capital Stock
Schedule 5.20       -   Perfection

                    AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
                    ------------------------------------------------

     This Amended and Restated Loan and Security Agreement ("Agreement") is dated this 8th day of May, 1997, by and among Opinion Research Corporation ("Opinion"), a Delaware corporation, ORC TeleScience Corp., a Delaware corporation ("Telescience"), and ORC, Inc. ("ORC"), a Delaware corporation (collectively, "Borrowers" and singly, each is a "Borrower") and CoreStates Bank, N.A. (successor by merger to Meridian Bank), a national banking association ("Lender").


                                 BACKGROUND
                                 ----------

     A. On or about April 29, 1994, Opinion, ORC and Gordon Simmons Research Company, an English limited company ("GSR") entered into a Loan and Security Agreement, as modified or amended on April 29, 1994, May 20, 1994, October 24, 1995, November 1, 1996 and November __, 1996 (collectively, "Existing Loan Agreement"). Pursuant to the Existing Loan Agreement, Lender established certain credit facilities for Opinion, ORC and GSR as well as for Strategic Research and Consulting, Inc., an Ohio corporation ("Strategic"), GSR/SIA Limited, an English limited company ("GSR/SIA") and ORC Holdings, Ltd. ("Holdings"), an English limited company which, pursuant to certain joinders became parties to the Existing Loan Agreement.

     B. Borrowers desire to amend and restate the Existing Loan Agreement and to borrow additional funds and obtain other credit accommodations from Lender and Lender is willing to amend and restate the Existing Loan Agreement and to lend additional funds and extend other credit accommodations to Borrowers pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:


SECTION 1. DEFINITIONS AND INTERPRETATION

     1.1  Terms Defined:  As used in this Agreement, the following terms have
          -------------
the following respective meanings:

          Account - All of the "accounts," as that term is defined in Section
          -------
9106 of the UCC, of Borrowers whether now existing or hereafter arising, created or acquired.

          Account Debtor - Any Person obligated on any Account to any Borrower;
          --------------
provided that for the purposes of clause (iii) of the definition of both Eligible Billed Accounts and Eligible Unbilled Accounts, any separate division of a Fortune 500 company that is directly responsible for making payments on Accounts shall be deemed an Account Debtor separate and distinct from any other separate division of such Fortune 500 company.

          Advance(s) - Any monies advanced or credit extended to Borrowers by
          ----------
Lender under the Revolving Credit, including, without limitation, cash advances or the issuance of Letters of Credit.

          Affiliate - Any Person (other than a Subsidiary) (i) which directly or
          ---------
indirectly through one or more intermediaries controls or is controlled by or is under common control with any Borrower; (ii) which beneficially owns or holds five percent (5%) or more of any class of the Capital Stock of a Person; or
(iii) of which five percent (5%) or more of the Capital Stock is beneficially owned or held by a Person or Subsidiary of a Person. Control may be by ownership, contract, or otherwise.

          Asset Sale - The sale, transfer, lease, license or other disposition
          ----------
outside of the ordinary course of business, by any Borrower, or any Subsidiary of a Borrower to any Person (other than a Borrower) of any Property now owned or hereafter acquired, of any nature whatsoever in any transaction or series of related transactions.

          Authorized Officer - Any officer of any Borrower authorized by
          ------------------
specific resolution of such Borrower to request Advances as set forth in the incumbency certificate referred to in Section 4.1(d) of this Agreement.

          Base Rate - The higher of (i) Lender's Prime Rate or (ii) the Fed
          ---------
Funds Rate plus fifty (50) basis points.

          Base Rate Loans - Loans accruing interest based on the Base Rate.
          ---------------

          Borrowing Base - The sum of seventy percent (70%) of Eligible Billed
          --------------
Accounts plus forty percent (40%) of Eligible Unbilled Accounts.
         ----

          Borrowing Base Certificate - Section 6.9.
          --------------------------

          Business Day - A day other than Saturday or Sunday when Lender is
          ------------
open for business in Philadelphia, Pennsylvania.

          Capital Lease - A lease under which the obligations of the lessee
          -------------
would, in accordance with GAAP, be included in determining total liabilities as shown on the liability side of a balance sheet of the lessee.

          Capital Stock - Any and all shares, interests, participations or other
          -------------
equivalents (however designated) of capital stock of a corporation, any and all other ownership interests in a Person (other than a corporation) and any and all warrants, options or rights to purchase any of the foregoing.

          Capitalized Lease Obligations - The amount of the liability reflecting
          -----------------------------
the aggregate discounted amount of future payments under all Capital Leases determined in accordance with GAAP and with Financial Accounting Standards No. 13.

          Closing - Section 4.6.
          -------

          Closing Date - Section 4.6.
          ------------

          Closing Fee - A non-refundable fee equal to One Hundred Twenty Five
          -----------
Thousand Dollars ($125,000).

          Collateral - All of the Property and interests in Property described
          ----------
in Section 3.1 of this Agreement and all other Property and interests in Property that now or hereafter secure payment of the Obligations and satisfaction of Borrowers of all of the covenants and undertakings contained in the Agreement and the other Loan Documents.

          Consolidated Amortization Expense - For any period, the aggregate
          ---------------------------------
consolidated amount of amortization expenses of Borrowers, as determined in accordance with GAAP.

          Consolidated Capital Expenditures - For any period, the aggregate of
          ---------------------------------
all expenditures (including that portion of Capitalized Lease Obligations incurred during that period) made by Borrowers during such period in respect of the purchase, construction or other acquisition of fixed or capital assets, as determined in accordance with GAAP.

          Consolidated Capitalization - At any date, the sum of Borrowers' (i)
          ---------------------------
Funded Debt plus (ii) Consolidated Net Worth.

          Consolidated Capitalized Production Costs - At any date, the aggregate
          -----------------------------------------
consolidated amount of Borrowers' Capitalized Production Costs as would be shown on a consolidated balance sheet prepared in accordance with GAAP.

          Consolidated Depreciation Expense - For any period, the aggregate
          ---------------------------------
consolidated amount of depreciation expenses of Borrowers, as determined in accordance with GAAP.

          Consolidated EBIT - For any period, Borrowers' Consolidated Net Income
          -----------------
(or deficit) plus (i) Consolidated Interest Expense plus (ii) Consolidated Tax
             ----                                   ----
Expense minus (iii) Consolidated Capitalized Production Costs plus (iv)
        -----                                                 ----
extraordinary
losses and minus (v) extraordinary gains, all as determined in accordance
           -----
with GAAP.

          Consolidated Earnings Available for Fixed Charges - For any period,
          -------------------------------------------------
Borrowers' Consolidated Net Income (or deficit) plus (i) Consolidated Interest
                                                ----
Expense, (ii) Consolidated Tax Expense, plus (iii) Consolidated Depreciation
                                        ----
Expense, plus (iv) Consolidated Amortization Expense, plus (v) Consolidated
         ----                                         ----
Rental Payments, minus (vi) Consolidated Capitalized Production Costs, minus
                 -----                                                 -----
(vii) extraordinary gains and plus (viii) extraordinary losses, all as
                              ----
determined in accordance with GAAP.

          Consolidated Interest Expense - For any period, the aggregate
          -----------------------------
consolidated amount of interest expense required to be paid or accrued (without duplication) during such period on all Indebtedness of Borrowers outstanding during all or any part of such period, as determined in accordance with GAAP.

          Consolidated Liabilities - At any date, the aggregate consolidated
          ------------------------
amount of Borrowers' liabilities as would be shown on a consolidated balance sheet prepared in accordance with GAAP.

          Consolidated Net Income - For any period, the consolidated net income
          -----------------------
after taxes of Borrowers as would be shown on Borrowers' consolidated statement of income, prepared in accordance with GAAP.

          Consolidated Net Worth - At any date, the amount by which the
          ----------------------
consolidated assets of Borrowers exceed Consolidated Liabilities, as determined in accordance with GAAP.

          Consolidated Operating Cash Flow - For any period, Borrowers'
          --------------------------------
Consolidated Net Income (or deficit) plus (i) Consolidated Interest Expense,
                                     ----
(ii) Consolidated Tax Expense, plus (iii) Consolidated Depreciation Expense,
                               ----
plus (iv) Consolidated Amortization Expense minus (v) Consolidated Capitalized
----                                        -----
Production Costs minus (vi) extraordinary gains and (vii) plus extraordinary
                 -----                                    ----
losses, all as determined in accordance with GAAP.

          Consolidated Rental Payments - For any period, the aggregate
          ----------------------------
consolidated amount of all principal payments paid or to be paid under Borrowers' Capital Leases, as determined in accordance with GAAP.

          Consolidated Tax Expense - For any period, the aggregate consolidated
          ------------------------
amount of income tax expense of Borrowers, as determined in accordance with GAAP.

          Contract Value - At any time, the aggregate amount which may be paid
          --------------
to a Borrower (assuming such Borrower's full performance) with respect to a Government Contract.

          Default - Any event or occurrence which, with the passage of time or
          -------
giving of notice, or both would constitute an Event of Default.

          Distribution -
          ------------

          (1) Dividends or other distributions on any now or hereafter outstanding Capital Stock of any Borrower;

          (2) The redemption, repurchase, defeasance or acquisition of such Capital Stock or of warrants, rights or other options to purchase such Capital Stock; and

          (3) Any loans or advances to shareholder of any Borrower.

          Eligible Billed Accounts - All Accounts of any Borrower or any
          ------------------------
Subsidiary of a Borrower meeting all of the following specifications: (i) the Account is lawfully and exclusively owned by such Borrower or Subsidiary and subject to no Lien (other than Permitted Liens, if applicable, and Liens granted under this Agreement) and such Borrower has the right of assignment thereof and the power to grant a security interest therein; (ii) the Account is valid and enforceable representing the undisputed indebtedness of an Account Debtor for the purchase of goods or performance of services not more than ninety (90) days past the invoice date (which invoice date shall not be more than ten (10) days after completion of the delivery of goods or performance of services) and does not represent a rebilling; (iii) not more than 50% of the aggregate balance of all Accounts owing from an Account Debtor obligated on the Account are outstanding more than ninety (90) days past their invoice date; (iv) the Account is not subject to any advance payments, defense, set-off, or counterclaim, deduction, discount, credit, chargeback, freight claim, allowance or adjustment of any kind; (v) the Account is net of any portion thereof attributable to the sale of goods that have been returned, rejected, lost or damaged or the performance of any services that have been refused or rejected; (vi) if the Account arises from the sale of goods by a Borrower or any Subsidiary of a Borrower, such sale was an absolute sale and not on consignment or on approval or on a sale-or-return basis nor subject to any other repurchase or return agreement, and such goods have been shipped to the Account Debtor or its designee; (vii) if the Account arises from the performance of services, such services have actually been performed; (viii) the Account arose in the ordinary course of such Borrower's or subsidiary's business; (ix) no notice of the bankruptcy, receivership, reorganization, liquidation, dissolution, or insolvency of the Account Debtor has been received by Lender or any Borrower or any Subsidiary of any Borrower; (x) the Account Debtor is not a Subsidiary or Affiliate of any Borrower or Subsidiary of any Borrower; (xi) the Account does not represent a sale or provision of services to the government of the United States or any department, instrumentality, subdivision or agency thereof unless Borrowers have complied, for the benefit of Lender, with Section 6.17 of this Agreement; (xii) the Account is not an Account on which the Account Debtor is obligated to any Borrower of any Subsidiary of Borrower under any instrument;
(xiii) the transaction which gave rise to the Account complies in all respects with all applicable laws, rules and regulations of any Governmental Authority; and (xiv) the Account meets such other reasonable specifications and requirements which may from time to time be mutually established by Borrowers and Lender. Eligible Accounts shall not include that portion of an Account representing interest charges for past due balances or debit memos.

          Eligible Unbilled Accounts - The reimbursable fees for services
          --------------------------
rendered or goods sold by a Borrower to a client or customer; provided that such fees and services have been entered into such Borrowers' or Subsidiary's accounting system but have not yet been billed to such client or customer (which, upon billing, will be an Account Debtor); and provided further that upon billing, such fees shall become an Account meeting each and every one of the following specifications: (i) the Account is lawfully and exclusively owned by such Borrower or Subsidiary and subject to no Lien (other than Permitted Liens, if applicable, and Liens granted under this Agreement) and such Borrower has the right of assignment thereof and the power to grant a security interest therein;
(ii) the Account is valid and enforceable representing the undisputed indebtedness of an Account Debtor for the purchase of goods or performance of services not more than ninety (90) days past the invoice date (which invoice date shall not be more than ten (10) days after completion of the delivery of goods or performance of services) and does not represent a rebilling; (iii) not more than 50% of the aggregate balance of all Accounts owing from an Account Debtor obligated on the Account are outstanding more than ninety (90) days past their invoice date; (iv) the Account is not subject to any advance payments, defense, set-off, or counterclaim, deduction, discount, credit, chargeback, freight claim, allowance or adjustment of any kind; (v) the Account is net of any portion thereof attributable to the sale of goods that have been returned, rejected, lost or damaged or the performance of any services that have been refused or rejected; (vi) if the Account arises from the sale of goods by a Borrower or a Subsidiary of a Borrower, such sale was an absolute sale and not on consignment or on approval or on a sale-or-return basis nor subject to any other repurchase or return agreement, and such goods have been shipped to the Account Debtor or its designee; (vii) if the Account arises from the performance of services, such services have actually been performed; (viii) the Account arose in the ordinary course of such Borrower's or Subsidiary's business; (ix) no notice of the bankruptcy, receivership, reorganization, liquidation, dissolution, or insolvency of the Account Debtor has been received by Lender or any Borrower or any Subsidiary of Borrower; (x) the Account Debtor is not a Subsidiary or Affiliate of any Borrower or any Subsidiary of Borrower; (xi) the Account does not represent a sale or provision of services to the government of the United States or any department, instrumentality, subdivision or agency thereof unless Borrowers have complied, for the benefit of Lender, with Section
6.17 of this Agreement; (xii) the Account is not an Account on which the Account Debtor is obligated to any Borrower of any Subsidiary of any Borrower under any instrument; (xiii) the transaction which gave rise to the Account complies in all respects with all applicable laws, rules and regulations of any Governmental Authority; (xiv) the Account will be billed in accordance with contractual provisions (if subject to a written contract), or Borrowers' usual and customary procedures; and (xv) the Account meets such other reasonable specifications and requirements which may from time to time be mutually established by Lender and Borrowers. Eligible Unbilled Accounts shall not include that portion of an Account representing interest charges for past due balances or debit memos. For the purpose of determining borrowing availability under the Borrowing Base, no Account may exist concurrently as an Eligible Billed Account and Eligible Unbilled Account.

          Existing Indebtedness - The aggregate Indebtedness owing to Lender by
          ---------------------
certain Borrowers, and certain of their Subsidiaries and Affiliates under the Existing Loan Agreement.

           Existing L/C's - Section 2.2(b).
           --------------

           Existing Loan Agreement - Shall have the meaning set forth in the
           -----------------------
Background to this Agreement.

          Existing Revolving Credit Note - The Revolving Credit Note issued by
          ------------------------------
certain Borrowers, and certain of their Subsidiaries and Affiliates to Lender pursuant to the Existing Loan Agreement, together with all allonges, modifications and supplements thereto.

          ERISA - The Employee Retirement Income Security Act of 1974, as the
          -----
same may be amended, from time to time.

          Event of Default - Section 8.1.
          ----------------

          Expenses - Section 9.6.
          --------

          Facility Limit -  The sum of Fifteen Million Dollars ($15,000,000).
          --------------

          Fed Funds Rate - The daily rate of interest announced from time to
          --------------
time by the Board of Governors of the Federal Reserve System in publication H.15 as the "Federal Funds Rate".

          Fixed Charge Coverage Ratio - The ratio of (i) the sum of (A)
          ---------------------------
Consolidated Earning Available for Fixed Charges minus (B) Unfunded Capital
                                                 -----
Expenditures and, to (ii) the sum of (x) Consolidated Interest Expense (including interest on the Loans and L/C Fees) plus (y) scheduled current
                                               ----
maturities of long term Indebtedness during the next consecutive twelve (12) month period (but excluding Advances under the Revolving Credit maturing as of the Revolving Credit Maturity Date) plus (z) Consolidated Rental Payments, all
                                    ----
of the foregoing as would be shown on consolidated statements of earnings and cash flows for Borrowers prepared in accordance with GAAP.

          Funded Debt - On any date, without duplication, the aggregate
          -----------
consolidated principal amount of Borrowers' Indebtedness (excluding Indebtedness that consists of Seller Subordinated Debt) which has a final maturity date of more than one (1) year from the date or origination, but including all Advances under the Revolving Credit as determined in accordance with GAAP on a consolidated basis.

          Funded Debt to Consolidated Capitalization Ratio - The ratio of (i)
          ------------------------------------------------
Funded Debt to (ii) Consolidated Capitalization.

          Funded Debt to Consolidated Operating Cash Flow Ratio - The ratio of
          -----------------------------------------------------
(i) Funded Debt to (ii) Consolidated Operating Cash Flow.

          GAAP - Generally accepted accounting principles as promulgated by the
          ----
Financial Accounting Standards Board, as in effect on the Closing Date applied in a manner consistent with the most recent audited consolidated financial statements of Borrowers furnished to Lender (subject to the provisions of Section 1.2 hereof).

          Government Acts - Section 2.2(g).
          ---------------

          Government Authority - Any government or political subdivision, or any
          --------------------
agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury, or arbitration (to the extent having jurisdiction over Borrowers or any of their Subsidiaries, in each case whether foreign or domestic).

          Government Contract - Section 6.17.
          -------------------

          GSR - Shall have the meaning set forth in the Background to this
          ---
Agreement.

          GSR/SIA -  Shall have the meaning set forth in the Background to this
          -------
Agreement.

          Hazardous Substance - Section 5.15.
          -------------------

          Holdings - Shall have the meaning set forth in the Background to this
          --------
Agreement.

          Indebtedness - Of any Person at any date, without duplication, (i) all
          ------------
indebtedness of such Person for borrowed money (including, with respect to Borrowers, the Obligations) or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (ii) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (iii) all Capitalized Lease Obligations of such Person, (iv) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, (v) all obligations of other Persons which such Person has guaranteed, and (vi) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

          Initial Revolving Credit Applicable Margin - Twenty-five (25) basis
          ------------------------------------------
points.

          Initial Term Loan Applicable Margin - One hundred fifty (150) basis
          -----------------------------------
points.

          IRS - Internal Revenue Service.
          ---

          Interest Coverage Ratio - The ratio of (i) Consolidated EBIT to (ii)
          -----------------------
Consolidated Interest Expense.

          L/C Fees - Section 2.10(c).
          --------

          Lien - Any interest of any kind or nature in property securing an
          ----
obligation owed to, or a claim of any kind or nature in Property by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, regulation or contract, and including, but not limited to, a security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt, a lease, consignment or bailment for security purposes, a trust, or an assignment. The term "Lien" shall include without limitation, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property other than those which would not materially interfere with any Person's use of the Property and would not materially detract from the value of the Property. For the purposes of this Agreement, each Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

          Loans - Collectively, the unpaid principal balance of Advances under
          -----
the Revolving Credit and the unpaid principal balance of the Term Loans.

          Loan Documents - Collectively, this Agreement, the Revolving Credit
          --------------
Note, the Term Loan Notes, the Pledge Agreements and all agreements, instruments and documents executed and/or delivered in connection therewith, all as may be amended, modified, supplemented or replaced from time to time.

          Maximum Revolving Credit Amount - The sum of Nine Million Dollars
          -------------------------------
($9,000,000.00), as such sum may be permanently reduced from time to time pursuant to Section 2.1(e).

          Moody's - Section 7.6.
          -------

          Net Proceeds - In the case of (i) any Asset Sale, the aggregate cash
          ------------
payments received by a Borrower or its Subsidiary therefrom, net of direct expenses of sale and also net of the payment of Indebtedness secured by valid and enforceable Permitted Liens on the assets sold, provided however that any direct expenses constituting taxes imposed on such Asset Sale (excluding income taxes) shall only be included to the extent such taxes are payable in cash within twelve (12) months of the closing date of such Asset Sale or (ii) any Offering, the aggregate cash payments received by a Borrower or its Subsidiary therefrom, net of bona fide reasonable and customary direct costs of sale
                  ---- ----
(including legal and other professional fees and underwriting fees).

          Notes - Collectively, the Revolving Credit Note, and Term Loan Notes
          -----
all as may be amended, modified, supplemented or replaced from time to time.

          Obligations - All existing and future debts, liabilities and
          -----------
obligations of every kind or nature at any time owing by Borrowers, or any of them to Lender, whether joint or several, related or unrelated, primary or secondary, matured or contingent, due or to become due, and whether principal, interest, fees or Expenses, including, without limitation, Obligations in respect of the Revolving Credit and Term Loans and any extensions, modifications, substitutions, increases and renewals thereof; the payment of all amounts advanced by Lender to preserve, protect and enforce rights hereunder and in the

Collateral; and all Expenses incurred by Lender in connection therewith.

          Offering - The sale or issuance by any Borrower or any Subsidiary of a
          --------
Borrower of any of its Capital Stock or any debt instrument in any public or private transaction, or the receipt of capital contributions in the form of cash by any Borrower or any Subsidiary of a Borrower.

          Overadvance - Section 2.1(a).
          -----------

          PBGC - The Pension Benefit Guaranty Corporation.
          ----

          Permitted Acquisition - The acquisition by a Borrower of all or
          ---------------------
substantially all of the Capital Stock, securities or assets of any Person in any transaction or series of related transactions provided that (i) at the time of such acquisition, no Default or Event of Default has occurred or after giving effect to such acquisition would occur; (ii) such Person, at the time of the acquisition, engages in an industry substantially similar to the industry in which Opinion engages on the date hereof; (iii) the acquired Person (if a domestic Person) joins in the terms of this Agreement and becomes a Borrower hereunder (pursuant to documents in form and substance satisfactory to Lender) or that any assets so acquired (including 65% of the Capital Stock of a foreign Person) become part of the Collateral; (iv) at the time of such acquisition, Borrowers shall have provided to Lender financial projections (certified by Opinion's chief financial officer), for the twelve (12) month period immediately subsequent to such acquisition, which projections shall show that after giving effect to such acquisition, Borrowers shall be in compliance with Section 6.8 of this Agreement; and (v) the aggregate consideration paid by all Borrowers for such acquisitions (including, without limitation, by payment in cash, issuance of Capital Stock, issuance of Seller Subordinated Debt or assumption of Indebtedness) shall not exceed Five Hundred Thousand Dollars ($500,000) in the fiscal year ending December 31, 1997 and One Million Dollars ($1,000,000.00) in any fiscal year thereafter. No Permitted Acquisition shall include the purchase of real estate without Lender's prior written consent.

          Permitted Liens - Section 7.3.
          ---------------

          Person - An individual, partnership, corporation, trust, estate,
          ------
limited liability company or partnership, unincorporated association or organization, joint venture or any other entity.

          Pledge Agreements - Collectively, those certain Amended and Restated
          -----------------
Pledge Agreements dated this date between Lender and Opinion and Lender and Holdings, in form and substance satisfactory to Lender all as may be amended, modified, supplemented or replaced from time to time.

          Prime Rate - That floating annual interest rate publicly designated by
          ----------
Lender from time to time as its prime rate which is not necessarily the lowest or best rate of interest charged by Lender to any borrower or group or class of borrowers.

          Property - Any interest of any Borrower in any kind of property or
          --------
asset, whether real, personal or mixed, or tangible or intangible.

          Quarterly Compliance Certificate - Section 6.10.
          --------------------------------

          Reimbursement Obligations - Section 2.2(d).
          -------------------------

          Revolving Credit - Section 2.1(a).
          ----------------

          Revolving Credit Maturity Date - The three (3) year anniversary of
          ------------------------------
the date hereof.

          Revolving Credit Note - Section 2.1(b).
          ---------------------

          S&P - Section 7.6.
          ---

          Seller Subordinated Debt - Unsecured Indebtedness incurred by a
          ------------------------
Borrower to any seller(s) in connection with a Permitted Acquisition, which Indebtedness shall be subject to payment terms, subordination provisions and a written subordination agreement acceptable to Lender in its discretion.

          Strategic - Shall have the meaning set forth in the Background to
          ---------
this Agreement.

          Subordinated Debt - Collectively, all obligations of Opinion to the
          -----------------
holders of those certain 10% Convertible Notes, in the original principal sum of Three Million Dollars ($3,000,000), issued by Opinion.

          Subsidiary - Any corporation more than fifty percent (50%) of whose
          ----------
voting stock is legally and beneficially owned by a Borrower or owned by a corporation more than fifty percent (50%) of whose voting stock is legally and beneficially owned by a Borrower.

          Term Loan A - Section 2.3(a).
          -----------

          Term Loan A Note - Section 2.3(b).
          ----------------
          Term Loan B - Section 2.4(a).
          -----------

          Term Loan B Note - Section 2.4(b).
          ----------------

          Term Loan C - Section 2.5(a).
          -----------

          Term Loan C Note - Section 2.5(b).
          ----------------

          Term Loan Maturity Date - The five (5) year anniversary of the date
          -----------------------
hereof.

          Term Loan Notes - Collectively, Term Loan A Note, Term Loan B Note
          ---------------
and Term Loan C Note.

          Term Loans - Collectively, Term Loan A, Term Loan B and Term Loan C.
          ----------

          UCC - The Uniform Commercial Code as adopted in the Commonwealth of
          ---
Pennsylvania 13 Pa.C.S.A. (S)1101 et. seq.
                                  --  ---

          Unfunded Capital Expenditures - Consolidated Capital Expenditures that
          -----------------------------
are not financed through interest bearing debt from a third party or that are not specifically financed by Lender.

          Usage Fee - Section 2.9(b).
          ---------

          Other Capitalized Terms - All other capitalized terms not expressly
          -----------------------
defined herein shall have the meanings ascribed to them in the UCC.

     1.2  Accounting Principles:  Where the classification, character or
          ---------------------
amount of any asset, liability, capital account or reserve, or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP, consistently applied, to the extent applicable, except as otherwise expressly provided in this Agreement; provided that if because of a change in GAAP after the date of this Agreement, a Borrower or Borrowers would be required to alter a previously utilized accounting principle, method or policy in order to remain in compliance with GAAP, such determination shall continue to be made in accordance with such Borrower's or Borrowers' previous accounting principles, method and policies.

SECTION 2. THE LOANS

     2.1  Revolving Credit:
          ----------------

          (a) Description.  Subject to the terms and conditions of this
              -----------
Agreement, Lender hereby establishes for the benefit of Borrowers a revolving credit facility (collectively, the "Revolving Credit") which shall include Advances extended by Lender to or for the benefit of Borrowers from time to time hereunder. The aggregate principal amount of unpaid cash Advances, unreimbursed draws on Letter(s) of Credit plus outstanding and undrawn Letter(s) of Credit shall not, at any time exceed the lesser of (i) the Maximum Revolving Credit Amount or (ii) the Borrowing Base. Subject to such limitation, the outstanding balance of Advances under the Revolving Credit may fluctuate from time to time, to be reduced by repayments made by Borrowers, to be increased by future Advances which may be made by Lender, to or for the benefit of Borrowers, and, subject to the provisions of Section 8 below, shall be due and payable on the Revolving Credit Maturity Date. If the aggregate principal amount of unpaid cash Advances, unreimbursed draws on Letters of Credit plus outstanding and undrawn Letter(s) of Credit at any time exceeds the lesser of the Maximum Revolving Credit Amount or the Borrowing Base (such excess referred to as "Overadvance"), Borrowers shall immediately repay the Overadvance in full. Any outstanding advances under the revolving credit established under the Existing Loan Agreement shall be deemed an Advance hereunder.

          (b) Revolving Credit Note.  At Closing, Borrowers shall execute and
              ---------------------
deliver their amended and restated promissory note ("Revolving Credit Note") to Lender for the total principal amount of the Revolving Credit. The Revolving Credit Note shall evidence each Borrower's absolute and unconditional obligation to repay Lender for all Advances made under the Revolving Credit, with interest as herein and therein provided. The obligations of Borrowers under the Revolving Credit and this Agreement shall at all times be joint and several.
The Revolving Credit Note shall be in form and substance satisfactory to Lender and shall amend and restate (but shall not extinguish the absolute and unconditional obligation to repay the Indebtedness evidenced by) the Existing Revolving Credit Note.

          (c) Term.  The term of the Revolving Credit shall expire on the
              ----
Revolving Credit Maturity Date. On the Revolving Credit Maturity Date, unless having been sooner accelerated by Lender pursuant to the terms hereof, all sums owing under the Revolving Credit shall be due and payable in full; and on and after the Revolving Credit Maturity Date, Borrowers shall not request and Lender shall not make any further Advances under the Revolving Credit.

          (d)  Method of Advances.
                ------------------

          (i) All Advances requested by Borrowers under the Revolving Credit must be requested by twelve o'clock (12:00) Noon, Philadelphia time, on the Business Day such Advance is to be made. Lender may rely upon any telephone request made or purported to be made by an Authorized Officer of Opinion (or such other Person designated to Lender in writing by an Authorized Officer of Opinion), which request shall be confirmed in writing by an Authorized Officer of Opinion (or such other Person designated to Lender in writing by such Authorized Officer). Such written confirmation may be sent by telecopy or facsimile transmission on the same day as the request. Any check presented against any Borrower's controlled disbursement account with Lender shall be deemed a written request for an Advance.

          (ii) Upon receiving a request for an Advance in accordance with subparagraph (i) above, Lender shall make the requested Advance available to Borrowers by crediting such amount to Borrowers' operating account with Lender as soon as is reasonably practicable thereafter on the same Business Day the requested Advance is made. Any requests for an Advance received after twelve o'clock (12:00) P.M., Philadelphia Time will be made available, as set forth above on the next Business Day.

          (e) Commitment Reduction.  Borrowers shall have the right at any time
              --------------------
and from time to time, upon five (5) Business Days prior written notice to Lender, to permanently reduce, without premium or penalty, the Maximum Revolving Credit Amount in the minimum amount of Two Million Dollars ($2,000,000.00) and integral multiples of One Million Dollars ($1,000,000.00) in excess thereof; provided that Borrowers may not reduce the Maximum Revolving Credit Amount below the aggregate stated amount of outstanding Letters of Credit plus all
                                                             ----
outstanding unpaid Reimbursement Obligations with respect to Letters of Credit unless, at Lender's sole discretion, Borrowers have provided Lender with cash collateral in an amount reasonably determined by Lender. Any notice to reduce the Maximum Revolving Credit Amount pursuant to this Section 2.1(e) shall be permanent and may not be revoked. In the event of any such reduction (but subject to the proviso of the first sentence of this Section 2.1(e)), outstanding cash Advances in an amount in excess of the Maximum Revolving Credit Amount, as so reduced, shall be paid on the effective date of such reduction, with interest accrued on the amount so paid to the date of reduction.

     2.2  Letters of Credit:
          -----------------

          (a) Establishment Letters of Credit.  As a part of the Revolving
              -------------------------------
Credit and subject to its terms and conditions (including, without limitation, the Borrowing Base), Lender shall make available to Borrowers Letter(s) of Credit which shall not exceed, in the aggregate at any one time outstanding, the L/C Commitment. Notwithstanding the foregoing, all Letters of Credit shall be in form and substance reasonably satisfactory to Lender and for purposes reasonably satisfactory to Lender. No Letter of Credit shall be issued with an expiry date later than the earlier of (i) three hundred sixty five (365) days from the date of issuance or (ii) the Revolving Credit Maturity Date. Borrowers shall execute and deliver to Lender all letter of credit agreements and other documents reasonably required by Lender for such purposes, all such documents to be in form and substance reasonably satisfactory to Lender in its sole discretion.

          (b) Existing L/C's.  All Letters of Credit issued by Lender under the
              --------------
Existing Loan Agreement prior to and undrawn on the Closing Date (the "Existing L/Cs") shall be part of, to the extent thereof, the L/C Commitment and shall be deemed to have been issued by Lender as of the Closing Date. All Existing L/Cs are listed on Schedule "2.2(b)" attached hereto and made a part hereof. Borrowers hereby expressly assume all Reimbursement Obligations under, and adopt all reimbursement agreements with respect to, the Existing L/Cs.

          (c) Reduction to Revolving Credit.  Each Letter of Credit issued from
              -----------------------------
time to time under the Revolving Credit which remains undrawn (and the amounts of draws on Letters of Credit prior to payment as hereinafter set forth), including, without limitation, the Existing L/Cs, shall reduce dollar for dollar the amount available to be borrowed by Borrowers under the Revolving Credit.

          (d) Reimbursement.  In the event of any request for drawing under any
              -------------
Letter of Credit by the beneficiary thereof, Lender shall promptly notify Borrowers and Borrowers shall immediately reimburse Lender on the day when such drawing is honored, by either a cash payment by Borrowers, or, in the absence of such payment by Borrowers, and at Lender's sole discretion, by Lender automatically making, or having been deemed to have made, (without further request or approval of Borrowers and irrespective of the existence of a Default or Event of Default) a cash Advance under the Revolving Credit on such date to reimburse Lender. Borrowers' reimbursement obligation for draws under Letters of Credit along with the obligation to pay L/C Fees shall herein be referred to collectively as Borrowers' "Reimbursement Obligations". All of Borrowers' Reimbursement Obligations hereunder with respect to Letters of Credit shall apply unconditionally and absolutely to, and shall be joint and several with respect to, Letters of Credit issued hereunder on behalf of Borrowers.

          (e) Obligations Absolute.  The obligation of Borrowers to reimburse
              --------------------
Lender for drawings made (or for cash Advances made to cover drawings made) under the Letters of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

          (i) any lack of validity or enforceability of any Letter of Credit;

          (ii) the existence of any claim, setoff, defense or other right that Borrowers or any other Person may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or transferee may be acting), Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction;

          (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) payment by Lender under any Letter of Credit against presentation of a demand, draft or certificate or other document that does not substantially comply with the terms of such Letter of Credit unless Lender shall have acted with willful misconduct or gross negligence in issuing such payment;

          (v) any other circumstance or happening whatsoever that is similar to any of the foregoing; or

          (vi) the fact that a Default or Event of Default shall have occurred and be continuing.

          (f)  Added Cost.  If by reason of (i) any change after the Closing
               ----------
Date in applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any Governmental Authority of any law, regulation, rule, decree or regulatory requirement or (ii) compliance by Lender with any direction, reasonable request or requirement (whether or not having the force of law) of any monetary authority or Governmental Authority including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System:

          (A) Lender shall be subject to any tax or other levy or charge of any nature or to any variation thereof (except for changes in the rate of any tax on the net income of Lender or its applicable lending office) or to any penalty with respect to the maintenance or fulfillment of its obligations under this
Section 2.2, whether directly or by such being imposed on or suffered by Lender;

          (B) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letter of Credit issued by Lender; or

          (C) there shall be imposed on Lender any other condition regarding this Section 2.2, any Letter of Credit or any participation therein;

and the result of the foregoing is to directly or indirectly increase the cost to Lender of issuing, creating, making or maintaining any Letter of Credit, or to reduce the amount receivable in respect thereof by Lender, then and in any such case Lender shall, after the additional cost is incurred or the amount received is reduced, notify Borrowers and Borrowers shall pay on demand such amounts as may be necessary to compensate Lender for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate per annum equal at all times to the applicable interest rate under the Revolving Credit. A certificate signed by an officer of Lender as to the amount of such increased cost or reduced receipt showing in reasonable detail the basis for the calculation thereof, submitted to Borrowers by Lender shall, be prima facie evidence of the amount due and absent written notice from Borrowers to Lender within thirty (30) days from submission, be final, conclusive and binding for all purposes.

          (g)  Indemnification.  (i) In addition to amounts payable as elsewhere
               ---------------
provided in this Section 2.2, without duplication, Borrowers hereby agree to protect, indemnify, pay and save Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of the Letters of Credit or (B) the failure of Lender to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all
                  -------    --------
such acts or omissions herein called "Government Acts").

          (ii) As between Borrowers and Lender, Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Lender by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Lender shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit unless pursuant to Lender's gross negligence or willful misconduct; (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they are in cipher, unless any of the foregoing are caused by Lender's gross negligence or willful misconduct; (E) for errors in interpretation of technical terms; (F) for any loss or delay in the transmission of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof, unless caused by Lender's gross negligence or willful misconduct; (G) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (H) for any consequences arising from causes beyond the control of Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any of Lender's rights or powers hereunder.

          (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by Lender in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith, shall not create any liability on the part of Lender to Borrowers.

     2.3  Term Loan A  :
          -----------

          (a) Description.  Lender hereby advances to Borrowers, subject to the
              -----------
terms of this Agreement, the original principal sum of Two Million Dollars ($2,000,000.00) ("Term Loan A").

          (b) Term Loan A Note.  At Closing, Borrowers shall execute and deliver
              ----------------
their promissory note (the "Term Loan A Note") to Lender for the total principal amount of Term Loan A. The Term Loan A Note shall evidence each Borrower's absolute and unconditional obligation to repay Lender for Term Loan A with interest as herein and therein provided. The obligations of Borrowers under the Term Loan A Note shall at all times be joint and several. The Term Loan A Note shall be in form and substance satisfactory to Lender.

          (c) Amortization.  The principal amount of Term Loan A  shall be
              ------------
payable in fifty nine (59) equal consecutive monthly installments of principal in the amount of Thirty Three Thousand Three Hundred Thirty Three Dollars and Thirty Four Cents ($33,333.34) plus interest thereon at the rate set forth herein. The first such installment shall be due on June 1, 1997 and the remaining such installments shall be due on the first Business Day of each calendar month thereafter. A final sixtieth (60th) installment of the remaining outstanding principal together with all accrued and unpaid interest on Term Loan A shall be due and payable on the Term Loan Maturity Date, unless having been sooner accelerated by Lender pursuant to the terms hereof.

     2.4  Term Loan B  :
          -----------

          (a) Description.  Lender hereby advances to Borrowers, subject to the
              -----------
terms of this Agreement, the original principal sum of Two Million Dollars ($2,000,000.00) ("Term Loan B").

          (b) Term Loan B Note.  At Closing, Borrowers shall execute and deliver
              ----------------
their promissory note (the "Term Loan B Note") to Lender for the total principal amount of Term Loan B. The Term Loan B Note shall evidence each Borrowers' absolute and unconditional obligation to repay Lender for Term Loan B with interest as herein and therein provided. The obligations of Borrowers under the Term Loan B Note shall at all times be joint and several. The Term Loan B Note shall be in form and substance satisfactory to Lender.

          (c) Amortization.  The principal amount of Term Loan B shall be
              ------------
payable in fifty nine (59) equal consecutive monthly installments of principal in the amount of Thirty Three Thousand Three Hundred Thirty Three Dollars and Thirty Four Cents ($33,333.34) plus interest thereon at the rate set forth herein. The first such installment shall be due and payable on June 1, 1997 and the remaining such installment shall be due on the first Business day of each calendar month thereafter. A final sixtieth (60th) installment of the remaining outstanding principal together with all accrued and unpaid interest on Term Loan B shall be due and payable on the Term Loan Maturity Date unless having been sooner accelerated pursuant to the terms hereof.

     2.5  Term Loan C  :
          -----------

          (a) Description.  Lender hereby advances to Borrowers, subject to the
              -----------
terms of this Agreement, the original principal sum of Two Million Dollars ($2,000,000.00) ("Term Loan C").

          (b) Term Loan C Note.  At Closing, Borrowers shall execute and deliver
              ----------------
their promissory note (the "Term Loan C Note") to Lender for the total principal amount of Term Loan C. The Term Loan C Note shall evidence each Borrowers' absolute and unconditional obligation to repay Lender for Term Loan C with interest as herein and therein provided. The obligations of Borrowers under the Term Loan C Note shall at all times be joint and several. The Term Loan C Note shall be in form and substance satisfactory to Lender.

          (c) Amortization.  The principal amount of Term Loan C shall be
              ------------
payable in fifty nine (59) equal consecutive monthly installments of principal in the amount of Thirty Three Thousand Three Hundred Thirty Three Dollars and Thirty Four Cents ($33,333.34) plus interest thereon at the rate set forth herein. The first such installment shall be due and payable on June 1, 1997 and the remaining such installment shall be due on the first Business day of each calendar month thereafter. A final sixtieth (60th) installment of the remaining outstanding principal together with all accrued and unpaid interest on Term Loan C shall be due and payable on the Term Loan Maturity Date unless having been sooner accelerated pursuant to the terms hereof.

     2.6  Payments:    Except to the extent otherwise set forth in this
          ---------
Agreement, all payments of principal and of interest on the Revolving Credit, the Term Loans, the Expenses, and all other charges and any other Obligations of Borrowers, shall be made to Lender at its main banking office, at Philadelphia, Pennsylvania, in United States dollars, in immediately available funds. Lender will send to Opinion, on behalf of Borrowers, on a monthly basis, bills for all sums owing hereunder. Lender shall have the unconditional right and discretion, and each Borrower hereby authorizes Lender to charge any Borrower's operating account with Lender for all of Borrowers' Obligations as they become due from time to time under this Agreement including, without limitation, interest, principal, fees and reimbursement of Expenses.

     2.7  Revolving Credit Interest  :
          -------------------------

          (a) Rate.  Subject to Section 2.7(b), the unpaid cash Advances under
              ----
the Revolving Credit shall bear interest at the Base Rate plus the Initial Revolving Credit Applicable Margin.

          (b) Reduction.  So long as Borrowers on a consolidated basis maintain
              ---------
a Funded Debt to Operating Cash Flow Ratio of less than 3.0 to 1.0, tested quarterly on a rolling four (4) quarter basis beginning with the fiscal quarter ending March 31, 1998, the interest rate applicable to the unpaid principal balance of cash Advances under the Revolving Credit shall be adjusted quarterly and, upon the effectiveness of such adjustment, interest shall accrue at the per annum rate equal to the Base Rate. In no event, however, may a downward adjustment occur (or be maintained) if a Default or Event of Default has occurred and is continuing. Any such adjustment shall be effective on the later of (i) five (5) days after, or (ii) the first day of the calendar month after, Lender's receipt of the Quarterly Compliance Certificate demonstrating the financial test is satisfied. If Borrowers fail to meet the requirement for any period (and irrespective of any prior rate reduction), then interest on the Revolving Credit shall bear interest at the Base Rate plus the Initial Revolving Credit Applicable Margin.

          (c) Payment Dates.  Interest on the Revolving Credit shall be payable
              -------------
monthly, in arrears, on the first Business Day of each calendar month, beginning on the first Business Day of the first full calendar month after the Closing Date.

     2.8  Term Loan Interest  :
          ------------------

          (a) Term Loan A.  The outstanding principal balance of Term Loan A
              -----------
shall bear interest at the fixed per annum rate of ten and one quarter percent (10.25%).

          (b) Term Loan B.  The outstanding principal balance of Term Loan B
              -----------
shall, from the Closing Date through October 31, 1998, bear interest at the fixed per annum rate of ten percent (10%) and shall, beginning November 1, 1998 (and subject to Section 2.8(d)), bear interest at the Base Rate plus the Initial Term Loan Applicable Margin.

          (c) Term Loan C.  Subject to Section 2.8(d), the outstanding principal
              -----------
balance of Term Loan C shall bear interest at the Base Rate plus the Initial Term Loan Applicable Margin.

          (d) Reduction.  So long as Borrowers on a consolidated basis satisfy
              ---------
the financial test set forth below, tested quarterly on a rolling four (4) quarter basis beginning with the fiscal quarter ending March 31, 1998, the interest rate applicable to the unpaid principal balance of each of Term Loan B (but only if interest accruing on Term Loan B is at a floating rate) and Term Loan C shall be adjusted quarterly and, upon the effectiveness of such adjustment, interest shall be reduced (from the applicable floating rates set forth in Sections 2.8(b) or (c) above), by the amount set forth below. In no event, however may a downward adjustment occur (or be maintained) if a Default or Event of Default has occurred and is continuing. Any such adjustment shall be effective on the later of (i) five (5) days after, or (ii) the first day of the calendar month after, Lender's receipt of the Quarterly Compliance Certificate demonstrating the financial test is satisfied. The rate reduction shall be determined in accordance with the chart set forth below:

     Funded Debt to Operating
         Cash Flow Ratio                        Rate Reduction
      ------------------------                  -----------------
     1.  Greater than 3.0 to 1.0                No reduction

     2.  Greater than 2.5 to 1.0 but less       25 basis points
        than or equal to 3.0 to 1.0

     3.  Less than or equal to 2.5 to 1.0       75 basis points

If Borrowers fail to meet the requirements of numbers 2 and 3 of the above chart, for any period (and irrespective of any prior rate reduction), then Term Loan B and Term Loan C shall bear interest at the floating applicable rates under Sections 2.8(b) and (c).

          (e) Payment Dates.  Interest on each of the Term Loans shall be
              -------------
payable monthly, in arrears, on the first Business Day of each calendar month, beginning on the first Business Day of the first full calendar month after the Closing Date hereof.

     2.9  Additional Interest Provisions:
          ------------------------------

          (a) Calculation of Interest.  Interest on the Loans, regardless of the
              -----------------------
rate option, shall be calculated on the basis of a three hundred sixty (360) day year but charged for the actual number of days elapsed. Changes in the interest rate applicable to Base Rate Loans shall become effective on the same day as Lender announces a change in its Prime Rate or, if applicable, the date the Feds Fund Rate changes.

          (b) Default Rate.  Upon the occurrence of an Event of Default
              ------------
hereunder, the per annum effective rate of interest on all outstanding principal under the Loans, regardless of the rate option, shall be increased by two hundred (200) basis points.

          (c) Continuation of Interest Charges.  All contractual rates of
              --------------------------------
interest chargeable on outstanding principal under the Loans, regardless of the rate option, shall continue to accrue and be paid even after Default, an Event of Default, maturity, acceleration, judgment, bankruptcy, insolvency proceedings of any kind or the happening of any event or occurrence similar or dissimilar.

          (d) Applicable Interest Limitations.  In no contingency or event
              -------------------------------
whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such court determines Lender has charged or received interest hereunder in excess of the highest applicable rate, Lender shall apply, in its sole discretion, and set off such excess interest received by Lender against other Obligations due or to become due and such rate shall automatically be reduced to the maximum rate permitted by such law.

     2.10 Fees :
          ----

          (a) Closing Fee.  At Closing, Lender shall have fully earned and
              -----------
Borrower shall unconditionally pay to Lender the Closing Fee.

          (b) Usage Fee.  So long as the Revolving Credit is outstanding and has
              ---------
not been terminated, Borrowers shall unconditionally pay to Lender, a non-refundable fee ("Usage Fee") equal to one-half of one percent (.50%) per annum of the daily unused portion of the Revolving Credit (which shall be calculated as the Maximum Revolving Credit Amount minus the average daily outstanding principal balance of Advances (including issued and outstanding or drawn and unreimbursed Letter(s) of Credit). The Usage Fee shall be computed and paid on a quarterly basis, in arrears, on the first Business Day of each of Borrowers' fiscal calendar quarters, beginning on the first Business Day of the first fiscal calendar quarter after the Closing Date and on the day the Revolving Credit Maturity Date. The Usage Fee shall be calculated on the basis of a three hundred sixty (360) day year but charged for the actual number of days elapsed.

          (c) L/C Fees.  Borrowers shall pay to Lender, upon issuance, letter of
              --------
credit fees equal to one and one half percent (1.5%) of the face amount of each Letter of Credit (as a condition to the issuance thereof), plus all of Lender's standard charges for the issuance, amendment, extension or cancellation of each such Letter of Credit (collectively, "L/C Fees").


     2.11  Prepayments  :
           -----------

          (a) Base Rate Loans.  Term Loans accruing interest based on the Base
              ---------------
Rate, may be permanently prepaid upon one (1) Business Day's prior notice at any time and from time to time in whole or in part without premium or penalty. Any prepayments shall be accompanied by all accrued and unpaid interest thereon.

          (b) Fixed Rate Loans.  Term Loans accruing interest based on a fixed
              ----------------
rate, may be permanently prepaid upon one (1) Business Days' prior notice in whole at any time or in part from time to time; provided, however, that any such prepayment shall be accompanied by all accrued and unpaid interest thereon and a prepayment premium equal to the amount, if any, by which the aggregate present value of scheduled principal and interest payments eliminated by the prepayment exceeds the principal amount being prepaid. Such present value shall be calculated by application of a discount rate determined by Lender in its reasonable judgement to be the yield-to-maturity, at the date of prepayment, on U.S. Treasury securities having a maturity which most closely approximates the final maturity date of the principal balance then outstanding.

          (c) Mandatory Prepayments.  Borrowers shall promptly upon the receipt
              ---------------------
of Net Proceeds from any Offering, permanently prepay the Term Loans (in such order as Borrowers may designate, but subject in any event to Section 2.11(b); provided that if such prepayment may trigger a prepayment premium under Section 2.11(b), Borrowers may elect to have Lender retain such portion of the Net Proceeds that would trigger a prepayment premium as cash collateral to be released and applied to the applicable Term Loan in accordance with the repayment schedule set forth in this Agreement) in an amount equal to such Net Proceeds. If the Term Loans have been prepaid in full then the Net Proceeds (or balance thereof) shall be used to permanently reduce the Maximum Revolving Credit Amount. Any Overadvance resulting therefrom shall be paid in full on the date of receipt of such Net Proceeds. If a Default or Event of Default has occurred and is continuing, the Net Proceeds may be applied to the Obligations in such order as Lender may, in its discretion, determine but subject, in any event to Section 2.11(b).

          (d) Application to Principal.  All partial prepayments of every kind
              ------------------------
on account of a Term Loan shall be applied to the principal balance of such Term Loan in the inverse order of maturity.

     2.12  Capital Adequacy  :  If any present or future law, governmental rule,
           ----------------
regulation, policy, guideline, directive or similar requirement (whether or not having the force of law) imposes, modifies, or deems applicable any capital adequacy, capital maintenance or similar requirement which affects the manner in which Lender allocates capital resources to its commitments (including any commitments hereunder), and as a result thereof, the rate of return on Lender's capital with regard to the Loans is reduced to a level below that which Lender could have achieved but for such circumstances, then in such case and upon notice from Lender to Borrowers, from time to time, Borrowers shall pay Lender such additional amount or amounts as shall compensate Lender for such reduction in Lender's rate of return. Such notice shall contain the statement of Lender with regard to any such amount or amounts which shall, be prima facie evidence of such amount owing from Borrowers. In determining such amount, Lender may use any reasonable method of averaging and attribution that it deems applicable.

     2.13  Use of Proceeds  :  Proceeds of the Loans shall be used to (a) repay
           ---------------
in full the Subordinated Debt, (b) refinance the Existing Indebtedness, (c) provide working capital; and (d) finance Permitted Acquisitions and capital expenditures.

     2.14  Joint and Several Liability  :
           ---------------------------

          (a) Joint and Several Liability.  Opinion and, subject only to the
              ---------------------------
terms of Subsection 2.14(c) hereof, the other Borrowers, shall be jointly and severally liable for all Obligations regardless of, inter alia which Borrower
                                                    ----- ----
requested (or received the proceeds of) a particular Loan Advance.

          (b) Authorization of Opinion by Other Borrowers.  Each of the other
              -------------------------------------------
Borrowers hereby irrevocably authorizes Opinion to give notices, make requests, make payments, receive payments and notices, give receipts and otherwise take action on behalf of such Borrower under and with respect to any Loan Document, including, without limitation, with regard to provisions herein referring to notices or requests being given by or to "Opinion, on behalf of the Borrowers" and similar provisions.

          (c) Maximum Amount of Joint and Several Liability. Without limiting
              ---------------------------------------------
the effect of Section 9.1 hereof, to the extent that mandatory and non-waivable provisions of applicable law (including but not limited to any applicable laws pertaining to fraudulent conveyance and any applicable business corporation and partnership laws) otherwise would render the full amount of any Borrower's obligations hereunder and under the other Loan Documents invalid or unenforceable, such Borrower's obligations hereunder and under the other Loan Documents shall be limited to the maximum amount which does not result in such invalidity or unenforceability.

     2.15  Release of Certain Borrowers:    GSR, GSR/SIA and Holdings are each
           -----------------------------
hereby released as a Borrower under the Existing Loan Agreement; provided that any indemnification obligation of GSR, GSR/SIA and Holding thereunder shall continue in full force and effect.



SECTION 3.  COLLATERALSECTION 3.  COLLATERAL

     3.1  Description  :  As security for the payment of the Obligations, and
          -----------
satisfaction by Borrowers of all covenants and undertakings contained in this Agreement and the other Loan Documents each Borrower hereby confirms its prior assignment and grant to Lender and hereby further assigns and grants to Lender, a continuing first lien on and security interest in, upon and to the following Property;

          (i) Accounts, Contract Rights, Inventory, Etc. - All of such
              ------------------------------------------
Borrower's now owned and hereafter acquired, created, or arising Accounts, accounts receivable, notes receivable, contract rights, Chattel Paper, Documents (including documents of title), Instruments and letters of credit;

          (ii) Inventory - All of such Borrower's now owned or hereafter
               ---------
acquired Inventory of every nature and kind, wherever located;

         (iii) General Intangibles - All of such Borrower's now owned and
               -------------------
hereafter acquired, created or arising General Intangibles of every kind and description, including, but not limited, to all existing and future customer lists, choses in action, claims, books, records, patents and patent applications, copyrights, trademarks, tradenames, tradestyles, trademark applications, blueprints, drawings, designs and plans, trade secrets, contracts, contract rights license agreements, formulae, tax and any other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies including without limitation, credit insurance and key man life insurance policies, and computer information, software, records and data;

          (iv) Equipment - All of such Borrower's now owned and hereafter
               ---------
acquired Equipment, including, without limitation, machinery, vehicles, furniture and Fixtures, wherever located, and all replacements, parts, accessories, substitutions and additions thereto;

           (v) Deposit Accounts - All of such Borrower's now existing and
               ----------------
hereafter acquired or arising deposit accounts of every nature, wherever located, and all documents and records associated therewith;

          (vi) Property in Lender's Possession - All Property of such
               -------------------------------
Borrower, now or hereafter in Lender's possession;

         (vii) Investment Property - Subject only to the terms of the Pledge
               -------------------
Agreements, all of such Borrower's now owned or hereafter acquired Investment Property whether registered or unregistered including, without limitation, the Investment Property of any Person acquired pursuant to a Permitted Acquisition; and

        (viii) Proceeds - The proceeds (including, without limitation,
               --------
insurance proceeds), whether cash or non-cash, of all of the foregoing.

     3.2  Lien Documents  :  At Closing and thereafter as Lender deems
          --------------
necessary, Borrowers shall execute and deliver to Lender, or have executed and delivered (all in form and substance reasonably satisfactory to Lender):

          (a) Financing Statements - Financing statements pursuant to the UCC,
              --------------------
or such other appropriate documents which Lender, may file in any jurisdiction where any Collateral is or may be located and in any other jurisdiction that Lender deems appropriate; and

          (b) Other Agreements - Any other agreements, documents, instruments
              ----------------
and writings, including, without limitation, trademark security agreements, required by Lender to evidence, perfect or protect Lender's Liens and security interest in the Collateral or as Lender may reasonably request from time to time.

     3.3  Other Actions  :  In addition to the foregoing, Borrowers shall do
          -------------
anything further that may be lawfully and reasonably required by Lender to secure Lender and effectuate the intentions and objects of this Agreement, including, but not limited to, continuation statements, amendments to financing statements, security agreements, contracts and any other documents required hereunder. At Lender's request, Borrowers shall also immediately deliver (with execution by Borrowers of all necessary documents or forms to reflect Lender's Lien thereon) to Lender all items for which Lender must receive possession to obtain a perfected security interest, including without limitation, all Investment Property either endorsed in blank or accompanied by stock powers or assignments separate from certificate undated and duly executed in blank sufficient, in Lender's determination, to transfer title thereto, and all notes, letters of credit, certificates and documents of title, Chattel Paper, warehouse receipts, Instruments, and any other similar instruments constituting Collateral. Lender reserves the right to request and receive certificates of title at any future date with respect to any and all other vehicles.

     3.4  Searches  :  Lender shall, prior to or at Closing, and thereafter as
          --------
Lender may determine from time to time, at Borrowers' expense, obtain the following searches (the results of which are to be consistent with the warranties made by Borrowers in this Agreement):

          (a) UCC searches with the Secretary of State and local filing office of each state where each Borrower maintains its executive office, a place of business, or assets and corresponding searches as would be required in any foreign country where any Borrower operates;

          (b) Judgment, federal tax lien and corporate tax lien searches, in all applicable filing offices of each state searched under subparagraph (a) above and corresponding searches as would be required in any foreign country where any Borrower operates;

          (c) Borrowers shall, prior to or at Closing and at their sole expense, obtain and deliver to Lender good standing certificates showing each Borrower to be in good standing in its respective state or country of incorporation and in each other state or foreign country in which it is doing and presently intends to do business for which qualification is required.

     3.5  Landlord's Waivers  :  Borrowers will cause each owner of any premises
          ------------------
occupied by any Borrower or to be occupied by any Borrower where Collateral is held, to, within thirty (30) days of the date of this Agreement, execute and deliver to Lender an instrument, in form and substance satisfactory to Lender, under which such owner(s) subordinates its/his/their interests in and waives its/his/their right to distrain on or foreclose against the Collateral and agrees to allow Lender to remain on such premises to dispose of or deal with any Collateral located thereon.

     3.6  Filing Security Agreement :  A carbon, photographic or other
          -------------------------
reproduction or other copy of this Agreement or of a financing statement is sufficient as and may be filed in lieu of a financing statement.

     3.7  Power of Attorney  :  Each of the officers of Lender is hereby
          -----------------
irrevocably made, constituted and appointed the true and lawful attorney for each Borrower (without requiring any of them to act as such) with full power of substitution to do the following: (a) endorse the name of such Borrower upon any and all checks, drafts, money orders and other instruments for the payment of monies that are payable to such Borrower and constitute collections on that Borrower's Accounts; (b) execute in the name of any Borrower any financing statements, schedules, assignments, instruments, documents and statements that such Borrower is obligated to give Lender hereunder or is necessary to perfect Lender's security interest or Lien in the Collateral; and (c) do such other and further acts and deeds in the name of any Borrower that Lender may reasonably deem necessary or desirable to enforce any Account or other Collateral.

     3.8 Existing Liens:  While this Agreement shall amend and restate the
         ---------------
Existing Loan Agreement, all existing Liens and security interests held by Lender with respect to Borrowers or any Subsidiary or Affiliate shall, except as set forth in Section 2.15, remain in full force and effect, shall not be released or deemed released and shall secure the Obligations.

SECTION 4.  CLOSING AND CONDITIONS PRECEDENT TO LOAN ADVANCES

     Closing under this Agreement and the making of future Advances are subject to the following conditions precedent (all documents to be in form and substance satisfactory to Lender and Lender's counsel):

     4.1  Resolutions, Opinions, and Other Documents Required for the Closing:
          -------------------------------------------------------------------
Borrowers shall deliver or shall cause to be delivered to Lender the following on or before the Closing Date:

          (a) this Agreement, the Revolving Credit Note, the Term Loan Notes, the Pledge Agreements and the other Loan Documents all properly executed;

          (b) each document and agreement required to be executed or delivered by any Borrower or by any other Person under any provision of this Agreement or any related agreements including, without limitation, under Section 3 of this Agreement;

          (c) certified copies of (i) the resolution of each Borrower's board of directors authorizing the execution of this Agreement, the Notes to be issued hereunder and each document required to be delivered by any Section hereof and
(ii) each Borrower's Articles or Certificate of Incorporation and By-laws;

          (d) an incumbency certificate for each Borrower identifying all Authorized Officers, with specimen signatures;

          (e) a written opinion of Borrowers' independent counsel addressed to Lender and opinions of such other counsel as Lender deems necessary;

          (f) such financial statements, reports, certifications and other operational information as Lender may require;

          (g) certification by the chief financial officer of Opinion that there has not occurred any material adverse change in the operations and condition (financial or otherwise) of Opinion or any of the other Borrowers since December 31, 1996;

          (h) balance of the payment by Borrower of all fees including, without limitation, the Closing Fee and Expenses associated with the Loans;

          (i) assignment to Lender of Key Man life insurance policies on the lives of Dr. Michael Cooper in the amount of $3,000,000 and Mr. John Short in the amount of $1,000,000 with insurers acceptable to Lender; and

          (j) a pay-off letter and disbursement instructions from the holders of the Subordinated Debt to facilitate the payment in full of the Subordinated Debt.

     4.2  Absence of Certain Events  :  At the Closing Date, no Default or Event
          -------------------------
of Default hereunder shall have occurred and be continuing.

     4.3  Warranties and Representations at Closing  :  The warranties and
          -----------------------------------------
representations contained in Section 5 as well as any other Section of this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as though made on and as of that date. No Borrower shall have taken any action or permitted any condition to exist which would have been prohibited by any Section hereof.

     4.4  Compliance with this Agreement  :  Each Borrower shall have performed
          ------------------------------
and complied with all agreements, covenants and conditions contained herein including, without limitation, the provisions of Sections 6 and 7 hereof, which are required to be performed or complied with by such Borrower before or at the Closing Date.

     4.5  Officer's Certificate  :  Lender shall have received a certificate
          ---------------------
dated the Closing Date and signed by the chief financial officer of each Borrower certifying that all of the conditions specified in this Section have been fulfilled.

     4.6  Closing  :  Subject to the conditions of this Section, the Revolving
          -------
Credit and Term Loans shall be made available on such date (the "Closing Date") and at such time as may be mutually agreeable to the parties contemporaneously with the execution hereof ("Closing") at Philadelphia, Pennsylvania.

     4.7  Waiver of Rights  :  By completing the Closing hereunder, or by making
          ----------------
Advances hereunder, Lender does not thereby waive a breach of any warranty or representation made by any Borrower hereunder or any agreement, document, or instrument delivered to Lender or otherwise referred to herein, and any claims and rights of Lender resulting from any breach or misrepresentation by any Borrower are specifically reserved by Lender.

     4.8  Conditions for Future Advances  :  Each request by Opinion, on behalf
          ------------------------------
of the Borrowers for an Advance under the Revolving Credit, in any form following the Closing Date is subject to the following conditions:

          (a) This Agreement and the other Loan Documents shall be effective;

          (b) There has been no material adverse change in any Borrower's operations or condition (financial or otherwise) since December 31, 1996;

          (c) No Default or Event of Default then exists;

          (d) Each Advance is within and complies with the terms and conditions of this Agreement (including the notice provisions under Section 2.1(d));

          (e) No Lien (other than a Permitted Lien) has been imposed on any Borrower or Subsidiary of a Borrower;

          (f) Each representation and warranty set forth in Section 5 of this Agreement is then true and correct in all material respects; and

          (g) Each such request hereunder shall be deemed to be an automatic certification by Borrowers that the conditions specified in Sections 4.8(a) through (g) have been fully satisfied as of such time.


SECTION 5.  REPRESENTATIONS AND WARRANTIES

     To induce Lender to enter into this Agreement, each Borrower jointly and severally warrants and represents to Lender that:

     5.1  Corporate Organization and Validity  :
          -----------------------------------

          (a) Due Organization.  Each Borrower is a corporation duly organized
              ----------------
and validly existing under the laws of its state of incorporation, is duly qualified, is validly existing and in good standing and has lawful power and authority to engage in the business it conducts in each state and each foreign country where the nature and extent of its business requires qualification, except where the failure to so qualify would not have a material adverse effect on such Borrower's business, financial condition, Property or prospects. All states and foreign countries where each Borrower is qualified to do business is shown on Schedule "5.1" attached hereto and made a part hereof.

          (b) No Violation.  The making and performance of this Agreement and
              ------------
related agreements, and each document required by any Section hereof will not violate any law, government rule or regulation, or the charter, minutes or bylaw provisions of any Borrower or violate or result in a default (immediately or with the passage of time) under any contract, agreement or instrument to which any Borrower is a party, or by which it is bound. No Borrower is in violation of any material term of any agreement or instrument to which it is a party or by which it may be bound or of its charter, minutes or its bylaws.

          (c) Corporate Power.  Each Borrower has all requisite corporate power
              ---------------
and authority to enter into and perform this Agreement and to incur the obligations herein provided for, and has taken all proper and necessary corporate action to authorize the execution, delivery and performance of this Agreement, and the documents and related agreements required hereby.

          (d) Valid, Binding and Enforceable.  This Agreement, the Notes to be
              ------------------------------
issued hereunder, and all related agreements and documents required to be executed and delivered by Borrowers hereunder, when executed and delivered, will be valid and binding upon each Borrower and enforceable in accordance with their respective terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general equity principles.

     5.2  Places of Business  :  The only places of business of each Borrower,
          ------------------
and the places where it keeps and intends to keep its Property, are at the addresses shown on Schedule "5.2" attached hereto and made a part hereof.

     5.3  Pending Litigation  :  There are no judgments or judicial or
          ------------------
administrative orders, proceedings or investigations (civil or criminal) pending, or to the knowledge of any Borrower, threatened, against or affecting any Borrower or any Subsidiary of any Borrower, in any court or before any Governmental Authority which may materially and adversely affect the business, financial condition, Property or prospects of such Borrower or its Subsidiary or the ability of such Borrower or its Subsidiary to perform under this Agreement, except as shown on Schedule "5.3" attached hereto and made a part hereof. No Borrower nor any Subsidiary of any Borrower is in default with respect to any order of any Governmental Authority, the effect of which would materially and adversely affect the business, financial condition, Property or prospects of such Borrower or its Subsidiary. To the best of the knowledge of each Borrower, no executive officer of any Borrower or any Subsidiary of any Borrower, has been indicted in connection with or convicted or engaged in any criminal conduct, or is currently subject to any lawsuit or proceeding or under investigation in connection with any anti-racketeering or other conduct or activity which may result in the forfeiture of any Property to any Governmental Authority.

     5.4  Title to Properties  :  Each Borrower and each Subsidiary of each
          -------------------
Borrower has good and marketable title to all the Property it respectively purports to own, free from Liens and free from the claims of any other Person, except for those Liens shown on Schedule "5.4" attached hereto and made a part hereof.

     5.5  Governmental Consent  :  Neither the nature of any Borrower nor any
          --------------------
Subsidiary of any Borrower or of its business or Property, nor any relationship between any Borrower or any Subsidiary of any Borrower and any other Person, nor any circumstance affecting any Borrower or any Subsidiary of any Borrower in connection with the issuance or delivery of this Agreement or the Notes is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of any Borrower or any Subsidiary of any Borrower in connection with the execution and delivery of this Agreement or the issuance or delivery of the Notes or other documents contemplated hereby.

     5.6  Taxes  : All tax returns required to be filed by each Borrower and
          -----
each Subsidiary of each Borrower in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon each Borrower and each Subsidiary of each Borrower, or upon any of its respective Property, income or franchises, which are shown to be due and payable on such returns have been paid, except for those taxes being contested in good faith with due diligence by appropriate proceedings for which appropriate reserves have been maintained under GAAP, consistently applied. No Borrower is aware of any proposed additional tax assessment or tax to be assessed against or applicable to such Borrower or any Subsidiary of such Borrower.

     5.7  Financial Statements  :  The annual consolidated audited balance sheet
          --------------------
of Opinion as of December 31, 1996 and the internally prepared consolidating balance sheets of all Borrowers as of the fiscal quarter ending March 31, 1997, and the related statements of earnings and retained earnings as of such dates, all accompanied, with respect to the annual consolidated audited financial statements of Opinion, by reports thereon from Borrowers' independent certified public accountants, (complete copies of which have been delivered to Lender), have been prepared in accordance with GAAP and present fairly the financial position of Borrowers as of such dates and the results of its operations for such periods. The fiscal year for all Borrowers currently ends on December 31. Each Borrower's federal tax identification number is as shown on Schedule "5.7" attached hereto and made a part hereof.

     5.8  Full Disclosure  :  Neither the financial statements referred to in
          ---------------
Section 5.7, nor this

Agreement or related agreements and documents or any written statement furnished by Borrowers or any of them to Lender in connection with the negotiation of the Revolving Credit and Term Loans and contained in any financial statements or documents relating to any Borrower contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact known to any Borrower which such Borrower has not disclosed to Lender in writing, which materially affects adversely such Borrower's Property, business, financial condition or prospects.

     5.9   Subsidiaries  :  Borrowers have no Subsidiaries or Affiliates, except
           ------------
as shown on Schedule "5.9" attached hereto and made a part hereof which Schedule shows the capital structure and ownership of each such Subsidiary and Affiliate.

     5.10  Guarantees, Contracts, etc.  :
           ---------------------------

          (a) Equity or Debt Investments.  No Borrower and no Subsidiary of any
              --------------------------
Borrower owns or hold equity or long term debt investments in, has any outstanding advances to, or serves as guarantor, surety or accommodation maker for the obligations of, any Person, and has not entered into any leases for real or personal property (whether as landlord or tenant), except as shown on Schedule "5.10", attached hereto and made a part hereof.

          (b) Restrictive Agreements.  No Borrower and no Subsidiary of any
              ----------------------
Borrower is a party to any contract or agreement, or subject to any charter or other corporate restriction, which materially and adversely affects its business, financial condition, Property or prospects.

          (c) Liens.  Except as otherwise specifically provided in this
              -----
Agreement, no Borrower and no Subsidiary of any Borrower has agreed or consented to cause or permit any of its Property whether now owned or hereafter acquired to be subject in the future (upon the happening of a contingency or otherwise), to a Lien not permitted by this Agreement.

     5.11  Government Regulations, etc.  :
           ----------------------------

          (a)  Regulations.  The use of the proceeds of and Borrowers' issuance
               -----------
of the Notes will not directly or indirectly violate or result in a violation of
Section 7 of the Securities Exchange Act of 1934, as amended, or Regulations U, T, G and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. No Borrower owns or intends to carry or purchase any "margin stock" within the meaning of said Regulation U.

          (b)  Licenses and Permits.  Each Borrower and each Subsidiary of each
               --------------------
Borrower has obtained all licenses, permits, franchises or other governmental authorizations necessary for the ownership of its Property and for the conduct of its business, except for those which, if not obtained, would not have a material adverse effect on the business, financial condition, Property or prospects of such Borrower.

          (c)  ERISA.  As of the date hereof, no employee benefit plan ("Pension
               -----
Plan"), as defined in Section 3(2) of ERISA, (other than a multi employer plan described in Section 3(37) of ERISA) maintained by any Borrower or under which any Borrower could have any liability under ERISA (i) has failed to meet the minimum funding standards established in Section 302 of ERISA, (ii) has failed to comply in a material respect with all applicable requirements of ERISA and of the Internal Revenue Code, including all applicable rulings and regulations thereunder, (iii) has engaged in or been involved in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code which would subject Borrowers to any material liability, or (iv) has been terminated if such termination would subject any Borrower to any material liability. No Borrower has assumed, or received notice of a claim asserted against such Borrower for, withdrawal liability (as defined in Section 4207 of ERISA) with respect to any multi employer pension plan and is not a member of any Controlled Group (as defined in ERISA). Each Borrower has timely made all contributions when due with respect to any multi employer pension plan in which it participates and no event has occurred triggering a claim against such Borrower for withdrawal liability with respect to any multi employer pension plan in which such Borrower participates. All Employee Benefit Plans and multi employer pension plans to which Borrower participates are shown on Schedule "5.11(c)" attached hereto and made a part hereof.

          (d) No Violation.  No Borrower and no Subsidiary of any Borrower is in
              ------------
violation of or has received written notice that it is in violation of any applicable statute, regulation or ordinance of either the United States of America or any foreign country where it operates, or of any state, city, town, municipality, county or of any other jurisdiction, or of any agency, or department thereof, (including without limitation, environmental laws and regulations) which may materially and adversely affect its business, financial condition, Property or prospects except as shown on Schedule "5.11(d)", attached hereto and made a part hereof.

          (e) Securities Reports.  Each Borrower is current with all reports and
              ------------------
documents required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.

     5.12  Business Interruptions  :  Within five (5) years prior to the date
           ----------------------
hereof, none of the business, Property or operations of Borrower or any Subsidiary of any Borrower has been materially and adversely affected in any way by any order of either the United States of America or any foreign country where it operates, or any state or local government, or any political subdivision or agency thereof, directed against such Borrower or such Subsidiary. There are no pending or threatened labor disputes, strikes, lockouts or similar occurrences or grievances affecting the business being operated by any Borrower or any Subsidiary of any Borrower.

     5.13  Names  :
           -----

          (a) Within five (5) years prior to the Closing Date, no Borrower has conducted business under or used any other name (whether corporate or assumed) except for the names shown on Schedule "5.13(a)", attached hereto and made a part hereof. Each Borrower is the sole owner of all names shown on such Schedule "5.13(a)" and, to the best of Borrowers' knowledge, any and all business done and all invoices issued in such trade names are such Borrower's sales, business and invoices. Each trade name of each Borrower represents a division or trading style of such Borrower and not a separate corporate Subsidiary or Affiliate or independent entity.

          (b) All trademarks, patents or copyrights which any Borrower uses, plans to use or has a right to use are shown on Schedule "5.13(b) attached hereto and made a part hereof. Each Borrower is the sole owner of such Property except to the extent any other Person has claims or rights in such Property, as such claims and rights are shown on such Schedule "5.13(b)." To the best of each Borrower's knowledge, no Borrower is in violation of any rights of any other Person with respect to such Property.

     5.14  Other Associations  :  No Borrower and no Subsidiary of any Borrower
           ------------------
is engaged and has an interest in any joint venture or partnership with any other Person except as shown on Schedule "5.14" hereto and made a part hereof.

     5.15  Environmental Matters  :  Except as shown on Schedule "5.15" attached
           ---------------------
hereto and made a part hereof, no Borrower has any knowledge:

          (a) of the presence of any Hazardous Substances on any of the real property where any Borrower or any Subsidiary of any Borrower conducts operations or has its personal property, or

          (b) of any on-site spills, releases, discharges, disposal or storage of Hazardous Substances that have occurred or are presently occurring on any of such real property, or

          (c) of any spills, releases, discharges or disposal of Hazardous Substances that have occurred, are presently occurring on any other real property as a result of the conduct, action or activities of any Borrower or any Subsidiary of any Borrower.

As used herein, the term "Hazardous Substances" means any substances defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance or similar term, by any environmental statute, rule or regulation of any Governmental Authority presently in effect and applicable to such real property.

     5.16  Regulation O  :  No director, executive officer or principal
           ------------
shareholder of any Borrower is a director, executive officer or principal shareholder of Lender. For the purposes hereof the terms "director" "executive officer" and "principal shareholder" (when used with reference to a Lender), have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

     5.17  Capital Stock  : All of the capital stock of Opinion has been duly
           -------------
and validly authorized and issued and is fully paid and non-assessable and has been sold and delivered to the holders thereof in compliance with all federal and state laws (whether of the United States of America or any foreign country in which it operates) and the rules and regulations of all regulatory bodies thereof governing the sale and delivery of securities. The authorized and outstanding Capital Stock (and owner thereof) of each Borrower (other than Opinion) is as shown on Schedule "5.17" attached hereto and made part hereof. All of the Capital Stock of each such Borrower has been duly and validly authorized and issued and is fully paid and non-assessable and has been sold and delivered to the holders thereof in compliance with, or under valid exemption from, all Federal and state laws and the rules and regulations of all regulatory bodies thereof governing the sale and delivery of securities. Except for the rights and obligations shown on Schedule "5.17", there are no subscriptions, warrants, options, calls, commitments, rights or agreements by which any such

Borrower or any of the shareholders of such Borrower is bound relating to the issuance, transfer, voting or redemption of shares of its Capital Stock or any pre-emptive rights held by any Person with respect to the shares of Capital Stock of any such Borrower. Except as shown on Schedule "5.17", no such Borrower has issued any securities convertible into or exchangeable for shares of its Capital Stock or any options, warrants or other rights to acquire such shares or securities convertible into or exchangeable for such shares.

     5.18  Solvency  :  Each Borrower is solvent, is able to pay its debts as
           --------
they become due, and has capital sufficient to carry on its business and all businesses in which it is about to engage, and now owns Property having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts. No Borrower will be rendered insolvent by the execution and delivery of this Agreement or any of the other documents executed in connection with this Agreement or by the transactions contemplated hereunder or thereunder.

     5.19  Interrelatedness of Borrowers  :  The business operations of each
           -----------------------------
Borrower are interrelated and complement one another, and such companies have a common business purpose. To permit their uninterrupted and continuous operations, such companies now require and will from time to time hereafter require funds for general business purposes. The proceeds of Advances under the Revolving Credit and the making of the Term Loans will directly or indirectly benefit each Borrower hereunder severally and jointly, regardless of which Borrower requests or receives part or all of the proceeds of such advances.

     5.20  Perfection and Priority.  This Agreement and the other Loan Documents
           -----------------------
are effective to create in favor of Lender legal, valid and enforceable Liens in all right, title and interest of Borrowers in the Collateral, and when financing statements have been filed in the offices in the jurisdictions shown on Schedule "5.20" attached hereto and made a part hereof under Borrowers' names, Borrowers will have granted to Lender, and Lender will have perfected first priority Liens in the Collateral, superior in right to any and all other Liens, existing or future.

     5.21  Investment Company Act.  No Borrower is an "investment company" or a
           ----------------------
company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


SECTION 6.  BORROWERS' AFFIRMATIVE COVENANTS

     Each Borrower covenants that until all of Borrowers' Obligations to Lender are indefeasibly paid and satisfied in full and the Revolving Credit has been terminated that:

     6.1  Payment of Taxes and Claims  :  Each Borrower shall pay, before they
          ---------------------------
become delinquent,

          (a) all taxes, assessments and governmental charges or levies imposed upon it or upon such Borrowers' Property, and

          (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons entitled to the benefit of statutory or common law Liens,

which, if unpaid, would result in the imposition of a Lien upon its Property; provided, however, that such Borrower shall not be required to pay any such tax, assessment, charge, levy, claim or demand if the amount, applicability or validity thereof shall at the time be contested in good faith and by appropriate proceedings by such Borrower, and if such Borrower shall have set aside on its books adequate reserves in respect thereof, if so required in accordance with GAAP, consistently applied; which deferment of payment is permissible so long as no Lien has been entered and such Borrower's title to, and its right to use, its Property are not materially adversely affected thereby.

     6.2  Maintenance of Properties and Corporate Existence  :
          -------------------------------------------------

          (a) Property.  Each Borrower shall maintain its Property in good
              --------
condition and make all necessary renewals, replacements, additions, betterments and improvements thereto and will pay and discharge when due the cost of repairs and maintenance to its Property and will pay all rentals when due for all real estate leased by such Borrower.

          (b) Property Insurance.  Each Borrower shall maintain insurance on all
              ------------------
insurable tangible Property against fire, flood, casualty and such other hazards (including, without limitation, extended coverage, workmen's compensation, boiler and machinery, with inflation coverage by endorsement) in such amounts (but not less than 80% of the insurable value of the assets), with such deductibles and with such insurers as are customarily used by companies operating in the same or similar business located in the same or similar area as Borrowers. At or prior to Closing, Borrowers shall furnish Lender with duplicate original policies of insurance or such other evidence of insurance as Lender may require. In the event Borrowers fail to procure or cause to be procured any such insurance or to timely pay or cause to be paid the premium(s) on any such insurance, Lender may do so for Borrowers, but Borrowers shall continue to be liable for the same. The policies of all such casualty insurance shall contain standard Lender's Loss Payable Clauses issued in favor of Lender under which all losses thereunder shall be paid to Lender as Lender's interest may appear. Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without thirty (30) days prior written notice to Lender and shall insure Lender notwithstanding the act or neglect of any Borrower. Each Borrower hereby appoints Lender as such Borrower's attorney-in-fact, exercisable at Lender's option to endorse any check which may be payable to any Borrower in order to collect the proceeds of such insurance and any amount or amounts collected by Lender pursuant to the provisions of this paragraph may be applied by Lender, in its sole discretion, to any Obligations or to repair, reconstruct or replace the loss of or damage to Collateral as Lender in its judgment may from time to time determine. Borrowers further covenant that all insurance premiums owing under its current casualty policy have been paid. Borrowers also agree to notify Lender, promptly, upon any Borrower's receipt of a notice of termination, cancellation, or non-renewal from its insurance company of any such policy.

          (c) Public and Products Liability Insurance.  Each Borrower shall
              ---------------------------------------
maintain, and shall deliver to Lender upon Lender's request evidence of, public liability, products liability and business interruption insurance in such amounts as is customary for companies operating in the same or similar businesses located in the same or similar area.

          (d) Financial Records.  Each Borrower shall keep current and accurate
              -----------------
books of records and accounts in which full and correct entries will be made of all of its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP. No Borrower shall change its fiscal year end date without the prior written consent of Lender.

          (e) Corporate Existence and Rights.  Each Borrower shall do (or cause
              ------------------------------
to be done) all things necessary to preserve and keep in full force and effect its existence, good standing, rights and franchises.

          (f) Compliance with Laws.  Each Borrower shall be in compliance with
              --------------------
any and all laws, ordinances, governmental rules and regulations, and court or administrative orders or decrees to which it is subject, whether foreign, federal, state or local, (including without limitation environmental or environmental-related laws, statutes, ordinances, rules, regulations and notices), and shall obtain any and all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Property or to the conduct of its businesses, which violation or failure to obtain may materially adversely affect the business, Property, financial condition or prospects of such Borrower. Borrowers shall timely satisfy all assessments, fines, costs and penalties imposed by any governmental body against any Borrower or any Property of any Borrower.

     6.3  Business Conducted  :  Each Borrower shall continue in the business
          ------------------
presently operated by it using its best efforts to maintain its customers and goodwill. No Borrower shall engage, directly or indirectly, in any material respect in any line of business substantially different from the businesses conducted by such Borrower immediately prior to the Closing Date.

     6.4  Litigation  :  Each Borrower shall give prompt written notice to
          ----------
Lender of any litigation claiming in excess of $100,000.00 from any Borrower, or which may otherwise have a material adverse effect on the business, financial condition, Property or prospects of any Borrower.

     6.5  Taxes  :  Each Borrower shall pay all taxes (other than taxes based
          -----
upon or measured by any Lender's income or revenues or any personal property tax), if any, in connection with the issuance of the Notes and the recording of any lien documents. The obligations of Borrowers hereunder shall survive the payment of Borrowers' Obligations hereunder and the termination of this Agreement.

     6.6  Bank Accounts  :  Opinion shall maintain its primary domestic
          -------------
operating account(s) with Lender and shall establish with Lender a lockbox into which all Borrowers shall direct all Account Debtors to remit payments on Accounts.

     6.7  Employee Benefit Plans  :  Each Borrower will (a) fund all its Pension
          ----------------------
Plan(s) in a manner that will satisfy the minimum funding standards of Section 302 of ERISA, or will promptly satisfy any accumulated funding deficiency that arises under Section 302 of ERISA, (b) furnish Lender, promptly upon Lender's request of the same, with copies of all reports or other statements filed with the United States Department of Labor, the PBGC or the IRS with respect to all

Pension Plan(s), or which any or any member of a Controlled Group, may receive from the United States Department of Labor, the IRS or the PBGC, with respect to all such Pension Plan(s), and (c) promptly advise Lender of the occurrence of any reportable event (as defined in Section 4043 of ERISA, other than a reportable event for which the thirty (30) day notice requirement has been waived by the PBGC) or prohibited transaction (under Section 406 of ERISA or
Section 4975 of the Internal Revenue Code) with respect to any such Pension Plan(s) and the action which any Borrower proposes to take with respect thereto. Each Borrower will make all contributions when due with respect to any multi employer pension plan in which it participates and will promptly advise Lender
(x) upon its receipt of notice of the assertion against such Borrower of a claim for withdrawal liability, (y) upon the occurrence of any event which, to the best of each Borrower's knowledge, would trigger the assertion of a claim for withdrawal liability against Borrower, and (z) upon the occurrence of any event which, to the best of each Borrower's knowledge, would place any Borrower in a Controlled Group as a result of which any member (including such Borrower) thereof may be subject to a claim for withdrawal liability, whether liquidated or contingent.


     6.8  Financial Covenants  :  Borrowers shall maintain and comply with the
          -------------------
following financial covenants:

          (a) Funded Debt to Consolidated Operating Cash Flow Ratio.  Borrowers
              -----------------------------------------------------
shall have and maintain a Funded Debt to Consolidate Operating Cash Flow Ratio, on a consolidated basis, of not more than 3.50 to 1.0 (measured quarterly on a rolling four (4) quarter basis).

          (b)  Funded Debt to Consolidated Capitalization Ratio. Borrowers shall
               ------------------------------------------------
have and maintain a Funded Debt to Consolidated Capitalization Ratio, on a consolidated basis, at all times of not more than .55 to 1.0.

          (c) Consolidated Net Worth.  Borrowers shall have and maintain at all
              ----------------------
times from the Closing Date through December 31, 1997, a Consolidated Net Worth on a consolidated basis, of not less than Fourteen Million Eighty Thousand Dollars ($14,080,000). Effective January 1 of each year commencing January 1, 1998, the minimum Consolidated Net Worth (which shall be maintained at all times) shall be increased by an amount equal to fifty percent (50%) of Borrowers' Consolidated Net Income (with any loss being calculated as zero) from the minimum Consolidated Net Worth required during the immediately preceding year.

          (d) Fixed Charge Coverage Ratio.  Borrowers shall have and maintain a
              ---------------------------
Fixed Charge Coverage Ratio, on a consolidated basis, of not less than the following during the following periods (measured quarterly on a rolling four (4) quarter basis):

             Period                     Ratio
             ------                     -----
     December 31, 1997 through          1.0 to 1.0
     December 30, 1998

     December 31, 1998 and              1.25 to 1.0
     thereafter

          (e) Interest Coverage Ratio.  Borrowers shall have and maintain an
              -----------------------
Interest Coverage Ratio, on a consolidated basis, of not less than the following during the following periods:

             Period                     Ratio
             ------                     -----
     Three month period                 1.25 to 1.0
     ending March 31, 1997

     Six month period                   1.25 to 1.0
     ending June 30, 1997
     Nine month period                  1.25 to 1.0
     ending September 30, 1997

     Twelve month period                1.50 to 1.0
     ending December 31, 1997

     6.9  Financial and Business Information  :  Borrowers shall deliver to
          ----------------------------------
Lender the following:

          (a) Financial Statements and Reports:  such data, reports, statements
              --------------------------------
and information, financial or otherwise, as Lender may reasonably request, including, without limitation:

              (i) within fifty (50) days after the end of each fiscal quarter (other than the fiscal quarter coinciding with Borrowers' fiscal year end), Borrowers' 10-Q report showing the Borrowers' balance sheet, profit and loss statement and cash flow statements, all prepared in accordance with GAAP;

              (ii) within one hundred (100) days after the end of Borrowers' fiscal year, Borrowers' annual audited consolidated financial statements accompanied by management letters, and form 10-K report as well as Borrowers' internally prepared consolidating financial statements which will, when consolidated, be consistent with the annual consolidated financial statements. Such statements shall be audited and prepared by any Big 6 accounting firm or any other independent certified public accountant satisfactory to Lender, all in accordance with GAAP, and be prepared on a consolidated and consolidating basis;

              (iii) as soon as practicable, and in any event within forty-five
(45) days after the end of each fiscal year, Borrowers shall prepare and deliver to Lender a projected balance sheet, profit and loss and cash flow statements for the upcoming twelve (12) month period; and

              (iv) as soon as practicable, and in any event within five (5) days of the end of each month, a borrowing base certificate ("Borrowing Base Certificate") in the form of Exhibit "A" attached hereto and made a part hereof and accompanied by each Borrower's accounts receivable aging report.

          (b) Notice of Event of Default - promptly upon becoming aware of the
              --------------------------
existence of any condition or event which constitutes a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action Borrowers are taking (and propose to take) with respect thereto;

          (c) Notice of Claimed Default - promptly upon receipt by Borrowers,
              -------------------------
notice of default, oral or written, given to Borrowers by any creditor for Indebtedness of such Borrower in excess of Fifty Thousand Dollars ($50,000); and

          (d) Securities Reports - copies of all reports required to be filed
              ------------------
with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of The Securities Exchange Act of 1934, as amended, and any other statement, report, notice or proxy sent by any Borrower to stockholders, or any federal or state securities or exchange commission, generally.

     6.10  Officer's Certificates  :  Along with the set of financial statements
           ----------------------
delivered to Lender at the end of each fiscal quarter and fiscal year pursuant to Section 6.9(a) hereof, Opinion shall deliver to Lender a certificate in the form of Exhibit "B" attached hereto and made a part hereof ("Quarterly Compliance Certificate") from the chief financial officer of Opinion setting forth:

          (a) Event of Default - that the signer has reviewed the relevant terms
              ----------------
of this Agreement, and has made (or caused to be made under his supervision) a review of the transactions and conditions of Borrowers from the beginning of the accounting period covered by the statements being delivered therewith to the date of the certificate, and that such review has not disclosed the existence during such period of any Default or if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrowers have taken or proposes to take with respect thereto.

          (b) Covenant Compliance - the information (including detailed
              -------------------
calculations) required in order to establish that Borrowers are in compliance with the requirements of Section 6.8 of this Agreement, as the end of the period covered by the financial statements delivered.

     6.11  Inspection  :  Borrowers will permit Lender's officers or other
           ----------
representatives to visit and inspect upon reasonable notice during business hours any of the locations of Borrowers, to examine and audit all of Borrowers' books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss its affairs, finances and accounts with its officers, employees and independent certified public accountants all at Borrowers' expense at the standard rates charged by the Lender for such activities (plus the Lender's out-of-pocket expenses).

     6.12  Tax Returns and Reports  :  At Lender's request from time to time,
           -----------------------
each Borrower shall promptly furnish Lender with copies of its filed annual federal and state income tax returns. Each Borrower agrees that, upon request by Lender it will deliver to Lender copies of all reports filed with any federal, state or local governmental authority or agency, board or commission.

     6.13  Information to Participant  :  Lender may divulge to any participant
           --------------------------
or co-lender or prospective participant or co-lender it may obtain in the Credit Facility, or any portion thereof, all information, and furnish to such Person copies of any reports, financial statements, certificates, and documents obtained under any provision of this Agreement, or related agreements and documents; provided that any material non-public confidential or proprietary information shall be identified as such by Borrowers upon its delivery to Lender and may not be disclosed by Lender to any such participant except with appropriate confidentiality protection as agreed by Borrower and Lender.

     6.14  Material Adverse Developments  :  Each Borrower agrees that
           -----------------------------
immediately upon becoming aware of any development or other information outside the ordinary course of business and excluding matters of a general economic, financial or political nature which would reasonably be expected to materially and adversely affect its businesses, financial condition, Property, prospects or its ability to perform under this Agreement, it shall give to Lender telephonic or telegraphic notice specifying the nature of such development or information and such anticipated effect. In addition, such verbal communication shall be confirmed by written notice thereof to Lender on the same day such verbal communication is made on the next Business Day thereafter.

     6.15  Places of Business  :  Each Borrower shall give thirty (30) days
           ------------------
prior written notice to Lender of any changes in the location of any of its places of business.

     6.16  Changes in Management  :  Each Borrower shall notify Lender in
           ---------------------
writing within fifteen (15) Business Days of any change in the executive officers and directors of such Borrower and specify the change.

     6.17  Governmental Contracts:  Each Borrower will immediately notify Lender
           ----------------------
in writing when it enters into a contract with the government of the United States or any department, instrumentality, subdivision or agency thereof ("Government Contract") which individually, or when aggregated with all other such Government Contracts then having a Contract Value of less than $500,000, has a Contract Value equal to or greater than $500,000 and will execute any instruments and take any steps required by Lender so that all monies due and to become due under such Government Contract shall be assigned to Lender and notice thereof given to and acknowledged by the appropriate government agency or authority under the Assignment of Claims Act. Borrower will immediately notify Lender in writing of any audits of such contracts by the United States of America or any department, agency or instrumentality thereof as well as any assertions by the United States of America or any department, agency or instrumentality thereof any defaults under any such contract.

SECTION 7.  BORROWERS' NEGATIVE COVENANTS:

     Each Borrower covenants that until all of Borrowers' Obligations to Lender are indefeasibly paid and satisfied in full and the Revolving Credit has been terminated, that:

     7.1  Merger, Consolidation, Dissolution or Liquidation  :
          -------------------------------------------------

          (a) No Borrower shall engage, or permit any Subsidiary to engage, in any Asset Sale other than equipment that is replaced by other equipment of comparable or superior quality within one hundred twenty (120) days before or after such disposition.

          (b) Except in connection with a Permitted Acquisition (in which case a Borrower or a Subsidiary of a Borrower is the surviving Person), no Borrower shall merge or consolidate, or permit any Subsidiary to merge or consolidate, with any other Person except among themselves or commence a dissolution or liquidation.

     7.2  Acquisitions  :  Except for Permitted Acquisitions, no Borrower shall
          ------------
acquire, or permit any Subsidiary to acquire, all or a material portion of the Capital Stock, securities or assets of any Person in any transaction or in any series of related transactions or enter into any sale and leaseback transaction.

     7.3  Liens and Encumbrances  :  No Borrower shall, or permit any Subsidiary
          ----------------------
to: (i) execute a negative pledge agreement with any Person covering any of its Property, or (ii) cause or permit or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), its Property whether now owned or hereafter acquired, to be subject to a Lien or be subject to any claim except for Permitted Liens. As used herein, "Permitted Liens" means:

          (a) Liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, and other like persons, provided the payment thereof is not at the time required by Section 5.1;

          (b) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, social security and other like laws;

          (c) Existing Liens shown on Schedule "5.4";

          (d) Liens constituting purchase money security interests hereafter created by a Borrower to Persons (not exceeding $250,000 in the aggregate in any fiscal year) providing financing for fixed assets (including Capitalized Lease Obligations) so long as the Indebtedness secured by a Lien permitted by this subparagraph (d) does not exceed 100% of the lower of cost or market of the fixed asset acquired with such financing and the Lien so created attaches only to the fixed asset so acquired; and

          (e) Liens existing on any fixed asset acquired by any Borrower pursuant to a Permitted Acquisition provided that such Lien attaches only to such fixed asset.

     7.4  Transactions With Affiliates or Subsidiaries  :
          --------------------------------------------

          (a) No Borrower shall enter into, and no Borrower shall permit any Subsidiary to enter into, any transaction with any other Subsidiary or other Affiliate including, without limitation, the purchase, sale, or exchange of Property, or the loaning or giving of funds to any Affiliate or any Subsidiary unless the transaction is in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or Subsidiary's business and upon terms substantially the same and no less favorable to such Borrower or Subsidiary as it would obtain in a comparable arm's-length transactions with any Person not an Affiliate or a Subsidiary.

          (b) Except for Permitted Acquisitions, no Borrower shall create or acquire or permit any Subsidiary to create or acquire, any other Subsidiary.

     7.5  Guarantees  :  Excepting the endorsement in the ordinary course of
          ----------
business of negotiable instruments for deposit or collection, no Borrower shall become or be liable, or permit any Subsidiary to become or be liable, directly or indirectly, primary or secondary, matured or contingent, in any manner, whether as guarantor, surety, accommodation maker, or otherwise, for the existing or future indebtedness of any kind of any Person.

     7.6  Loans and Investments  :  Except in connection with a Permitted
          ---------------------
Acquisition, and except as shown on Schedule 5.10, no Borrower shall make or have outstanding, or permit any Subsidiary to make or have outstanding, loans, advances, extensions of credit or capital contributions to, investments in, any Person and investments in commercial paper maturing in one (1) year or less from the date of issuance rated either A-1 by Standard & Poor's Corporation ("S&P"), P-1 by Moody's Investors Service, Inc. ("Moody's") or other similar nationally recognized credit rating agency of similar standing.

     7.7  Use of Lender's Name  :  No Borrower shall use, or permit any
          --------------------
Subsidiary to use, Lender's name in connection with any of its business operations. Borrowers may disclose to third parties that Borrowers have a borrowing and deposit relationship with Lender. Nothing herein contained is intended to permit or authorize any Borrower to make any contract on behalf of Lender.

     7.8  Miscellaneous Covenants  :
          -----------------------

          (a) No Borrower shall become or be, or permit any Subsidiary to become or be, a party to any contract or agreement which at the time of becoming a party to such contract or agreement materially impairs such Borrower's or Subsidiary's ability to perform under this Agreement, or under any other instrument, agreement or document to which such Borrower or Subsidiary is a party or by which it is or may be bound.

          (b) No Borrower shall carry or purchase any "margin stock" within the meaning of Regulations U, G, T or X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

     7.9  Distributions, Redemption and Other Indebtedness  :  No Borrower
          ------------------------------------------------
shall, or permit any Subsidiary to: (a) declare or pay or make any forms of Distribution to its shareholders, their successors or assigns other than dividends to Opinion by a Subsidiary of Opinion; other than stock redemptions in the aggregate in any fiscal year not to exceed Three Hundred Fifty Thousand Dollars ($350,000.00); or (b) hereafter borrow money other than from Lender or otherwise incur Indebtedness except (i) Indebtedness giving rise to Permitted Liens under Sections 7.3(d) and (e) or (ii) unsecured Indebtedness assumed by a Borrower pursuant to, or Seller Subordinated Debt incurred in connection with, a Permitted Acquisition.

SECTION 8.  DEFAULT

     8.1  Events of Default  :  Each of the following events shall constitute an
          -----------------
event of default ("Event of Default"):

          (a) Payments - if any Borrower fails to make any payment of principal
              --------
or interest under the Revolving Credit or any Term Loan; or

          (b)  Other Charges - if any Borrower fails to pay any other charges,
               -------------
fees, Expenses or other monetary obligations owing to Lender arising out of or incurred in connection with this Agreement within fifteen (15) days of the due date; or

          (c) Particular Covenant Defaults - if any Borrower fails to perform,
              ----------------------------
comply with or observe any covenant or undertaking contained in this Agreement and (other than with respect to the covenants contained in Section 6.8 and Section 7 for which no cure period shall exist) such failure continues for more than thirty (30) days after Lender has given Borrowers notice thereof; or

          (d) Financial Information - if any statement, report, financial
              ---------------------
statement, or certificate made or delivered by any Borrower or any of its officers, employees or agents, to Lender is not true and correct, in all material respects, when made; or

          (e) Uninsured Loss - if there shall occur any uninsured damage to or
              --------------
loss, theft, or destruction in excess of One Hundred Thousand Dollars ($100,000.00) with respect to any portion of any Property of Borrower; or

          (f) Warranties or Representations - if any warranty, representation or
              -----------------------------
other statement by or on behalf of any Borrower contained in or pursuant to this Agreement, or in any document, agreement or instrument furnished in compliance with, relating to, or in reference to this Agreement, is false, erroneous, or misleading in any material respect when made; or

          (g) Agreements with Others - if any Borrower shall default beyond any
              ----------------------
grace period under any agreement with any creditor for borrowed money of or holding long term Indebtedness from any Borrower, if (i) such default consists of the failure to pay any principal, premium or interest with respect thereto or
(ii) such default causes such Borrower's obligations which are the subject thereof to become due prior to its maturity date or prior to its regularly scheduled date of payment; or

          (h)  Other Agreements with Lender - if any Borrower breaches or
               ----------------------------
violates the terms of, or if a default or an event of default, occurs under, any other existing or future agreement (related or unrelated) between any Borrower and Lender (including the other Loan Documents); or

          (i) Judgments - if any final judgment for the payment of money in
              ---------
excess of Fifty Thousand Dollars ($50,000.00) shall be rendered by a court of record against such Borrower which is not fully and unconditionally covered by insurance; or

          (j) Assignment for Benefit of Creditors, etc. - if any  Borrower makes
              -----------------------------------------
or proposes an assignment for the benefit of creditors generally, offers a composition or extension to creditors, or makes or sends notice of an intended bulk sale of any business or assets now or hereafter owned or conducted by such Borrower; or

          (k) Bankruptcy, Dissolution, etc. - upon the commencement of any
              -----------------------------
action for the dissolution or liquidation of any Borrower, or the commencement of any proceeding to avoid any transaction entered into by any Borrower, or the commencement of any case or proceeding for reorganization or liquidation of any Borrower's debts under the Bankruptcy Code or any other state or federal law, now or hereafter enacted for the relief of debtors, whether instituted by or against Borrower; provided, however,
                  --------  -------
that such Borrower shall have thirty (30)days to obtain the dismissal or discharge of involuntary proceedings filed against it, it being understood that during such thirty (30) day period, Lender shall not be obligated to make Advances under the Revolving Credit and Lender may seek adequate protection in any bankruptcy proceeding; or

          (l) Receiver - upon the appointment of a receiver, liquidator,
              --------
custodian, trustee or similar official or fiduciary for any Borrower or for any of any Borrower's Property; or

          (m) Execution Process, etc. - the issuance of any execution or
              -----------------------
distraint process against any Property of any Borrower; or

          (n) Termination of Business - if any Borrower ceases any material
              -----------------------
portion of its business operations as presently conducted; or

          (o) Pension Benefits, etc. - if any Borrower fails to comply with
              ----------------------
ERISA, so that grounds exist to permit the appointment of a trustee under ERISA to administer any Borrower's employee plans or to allow the PBGC to institute proceedings to appoint a trustee to administer such plan(s), or to permit the entry of a Lien to secure any deficiency or claim; or

          (p) Investigations - any evidence received by Lender that reasonably
              --------------
leads it to believe any Borrower may have directly or indirectly been engaged in any type of activity which, would be reasonably likely to result in the forfeiture of any material property of any Borrower to any governmental entity, federal, state or local.

     8.2  Cure   - Nothing contained in this Agreement or the Loan Documents
          ----
shall be deemed to compel Lender to accept a cure of any Event of Default hereunder.

     8.3  Rights and Remedies on Default  :
          ------------------------------

          (a) Cease Advances.  In addition to all other rights, options and
              --------------
remedies granted or available to Lender under this Agreement or the Loan Documents, or otherwise available at law or in equity, upon or at any time after the occurrence and during the continuance of a Default or an Event of Default, Lender may, in its discretion, withhold or cease making Advances under the Revolving Credit.

          (b)  Acceleration.  In addition to all other rights, options and
               ------------
remedies granted or available to Lender under this Agreement or the Loan Documents, or otherwise available at law or in equity, Lender may, in its discretion, upon or at any time after the occurrence and during the continuance of an Event of Default terminate the Revolving Credit and accelerate the Obligations all without demand, notice, presentment or protest or further action of any kind (it also being understood that the occurrence of any of the events or conditions set forth in subparagraphs (j), (k) or (l) shall automatically cause an acceleration of the Obligations).

          (c) Letters of Credit.  In addition to all other rights, options and
              -----------------
remedies granted or available to Lender under this Agreement or the Loan Documents, or otherwise available at law or in equity, Borrowers shall (with or without demand by Lender) upon or at any time after the occurrence and during the continuance of an Event of Default, deliver to Lender cash collateral in the amount of all outstanding, or drawn but unreimbursed, Letters of Credit.

          (d) Remedies at Law or Equity.  In addition to all other rights,
              -------------------------
options and remedies granted or available to Lender under this Agreement or the Loan Documents, Lender may, upon or at any time after the acceleration of the Obligations following the occurrence of an Event of Default (other than the rights with respect to clause (iv) below which Lender may exercise after the occurrence and during the continuance of a Default regardless of whether an acceleration has occurred) exercise all rights under any applicable law or in equity, and under all Loan Documents permitted to be exercised after the occurrence of an Event of Default including the following rights and remedies (which list is given by way of example and is not intended to be exhaustive):

              (i) The right to take possession of, send notices regarding and collect directly the Collateral, with or without judicial process (including, without limitation, the right to notify the United States or foreign postal authorities to redirect mail addressed to any Borrower to an address designated by Lender); or

              (ii) The right to by its own means or with judicial assistance, enter any Borrower's premises and take possession of the Collateral, or render it unusable, or dispose of the Collateral on such premises in compliance with subsection (d) below, without any liability for rent, storage, utilities or other sums, and such Borrower shall not resist or interfere with such action; or

              (iii) The right to require any Borrower at such Borrower's expense to assemble all or any part of the Collateral (other than real estate or fixtures) and make it available to Lender at any place designated by Lender; or

              (iv) The right to reduce or modify the Maximum Revolving Credit Amount, Borrowing Base or any portion thereof or the advance rates or to modify the terms and conditions upon which Lender may be willing to consider making Advances under the Revolving Credit or to take additional reserves in the Borrowing Base for any reason.

          (c) Each Borrower hereby agrees that a notice received by it at least seven (7) days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable inventory or Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Lender without prior notice to any Borrower. Each Borrower covenants and agrees not to interfere with or impose any obstacle to Lender's exercise of its rights and remedies with respect to the Collateral, after the occurrence of an Event of Default hereunder.

     8.4  Nature of Remedies  :  All rights and remedies granted Lender
          ------------------
hereunder and under the Loan Documents, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Lender may proceed with any number of remedies at the same time until all Obligations are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Lender upon or at any time after the occurrence of an Event of Default, may proceed against any Borrower, at any time, under any agreement, with any available remedy and in any order.

     8.5  Set-Off  :  Upon the occurrence of an Event of Default or if any bank
          -------
account of any Borrower with Lender is attached or otherwise liened or levied upon by any third party, Lender shall have and be deemed to have, without notice to any Borrower the immediate right of set-off and may apply the funds or amount thus set-off against Borrowers' Obligations hereunder.



SECTION 9.  MISCELLANEOUS

     9.1  GOVERNING LAW  :  THIS AGREEMENT, AND ALL RELATED AGREEMENTS AND
          -------------
DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. THE PROVISIONS OF THIS AGREEMENT AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY

PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

     9.2  Integrated Agreement  :  The Notes, the other Loan Documents, all
          --------------------
related agreements, and this Agreement shall be construed as integrated and complementary of each other, and as augmenting and not restricting Lender's rights and remedies. If, after applying the foregoing, an inconsistency still exists, the provisions of this Agreement shall constitute an amendment thereto and shall control.

     9.3  Waiver  :  No omission or delay by Lender in exercising any right or
          ------
power under this Agreement or any related agreements and documents will impair such right or power or be construed to be a waiver of any default, or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and as to Borrowers no waiver will be valid unless in writing and signed by Lender and then only to the extent specified.

     9.4  Indemnification  :  Each Borrower releases and shall indemnify, defend
          ---------------
and hold harmless Lender, and its officers, employees and agents, of and from any penalties, claims, demands, liabilities, obligations, judgments, injuries, losses, damages and costs and expenses (including, without limitation, legal fees) resulting from (i) acts or conduct of any Borrower under, pursuant or related to this Agreement and the other Loan Documents, (ii) any Borrower's breach or violation of any representation, warranty, covenant or undertaking contained in this Agreement or the other Loan Documents, (iii) any Borrower's failure to comply with any or all laws, statutes, ordinances, governmental rules, regulations or standards, whether foreign, federal, state or local, or court or administrative orders or decrees, (including, without limitation environmental laws, etc.) and all costs, expenses, fines, penalties or other damages resulting therefrom or (iv) any claim by any creditor of any Borrower or any other Person against Lender arising out of any transaction contemplated hereunder or under the Loan Documents unless resulting from acts or conduct of Lender constituting gross negligence or wilful misconduct.

     9.5  Time  :  Except as otherwise set forth herein, whenever any Borrower
          ----
shall be required to make any payment, or perform any act, on a day which is not a Business Day, such payment may be made, or such act may be performed, on the next succeeding Business Day. Time is of the essence in each Borrower's performance under all provisions of this Agreement and all related agreements and documents.

     9.6  Expenses of Lender  :  At Closing and from time to time thereafter,
          ------------------
Borrower shall pay all
reasonable expenses on demand (including, without limitation, search costs, audit fees and the fees and expenses of legal counsel for Lender) relating to this Agreement, and all related agreements and documents, including, without limitation, expenses incurred in the analysis, negotiation, preparation, closing, administration and enforcement of this Agreement and the other Loan Documents, the enforcement, protection and defense of the rights of Lender in and to the Loans and Collateral or otherwise hereunder, and any expenses relating to extensions, amendments, waivers or consents pursuant to the provisions hereof (whether or not consummated), or any related agreements and documents or relating to agreements with other creditors, or termination of this Agreement (collectively, the "Expenses").

     9.7  Brokerage  :  This transaction was brought about and entered into by
          ---------
Lender and Borrowers acting as principals and without any brokers, agents or finders being the effective procuring cause hereof. Each Borrower represent that it has not committed Lender to the payment of any brokerage fee, commission or charge in connection with this transaction. If any such claim is made on Lender by any broker, finder or agent or other person, each Borrower does hereby indemnify, defend and save harmless Lender against such claim and further will defend, with counsel satisfactory to Lender, any action or actions to recover on such claim, at each Borrower's own cost and expense, including Lender's reasonable counsel fees. Each Borrower further agrees that until any such claim or demand is adjudicated in Lender's favor, the amount demanded shall be deemed a liability of Borrowers under this Agreement.

     9.8  Notices  :
          -------

          (a) Method.  Any notices or consents required or permitted by this
              ------
Agreement shall be in writing and shall be deemed given if delivered in person or if sent by telecopy or by nationally recognized overnight courier, as follows, unless such address is changed by written notice hereunder:



     If to Lender to:    CoreStates Bank, N.A.
                         2240 Butler Pike
                         Plymouth Meeting, PA  19462
                         Attn:  Mr. George F. Southworth, Jr.
                                Vice President
                         Telecopy No. (610) 834-2069

     With copies to:     Blank Rome Comisky & McCauley
                         Four Penn Center Plaza
                         Philadelphia, PA  19102
                         Attn:  Steven M. Miller, Esquire
                         Telecopy No. (215) 569-5555

     If to Borrowers to: Opinion Research Corporation
                         23 Orchard Road
                         Skillman, NJ  08558
                         Attn:  Chief Financial Officer
                         Telecopy No. (908) 281-5105

     With copies to:     Wolf, Block, Schorr & Solis-Cohen
                         The Packard Building - 12th Floor
                         15th & Chestnut Streets
                         Philadelphia, PA  19103
                         Attn:  David Gitlin, Esquire
                         Telecopy No. (215) 977-2334

          (b) Receipt.  Any notice sent by Lender or Borrowers by any of the
              -------
above methods shall be deemed to be given when so received.

          (c) Reliances on Writing.  Lender shall be fully entitled to rely upon
              --------------------
any facsimile transmission or other writing purported to be sent by any Authorized Officer, or any Person so designated to Lender in writing by an Authorized Officer (whether requesting an Advance or otherwise) as being genuine and authorized.

     9.9  Headings  :  The headings of any paragraph or Section of this
          --------
Agreement are for convenience only and shall not be used to interpret any provision of this Agreement.

     9.10  Survival  :  All warranties, representations, and covenants made by
           --------
Borrowers herein, or in any agreement referred to herein or on any certificate, document or other instrument delivered by it or on its behalf under this Agreement, shall be considered to have been relied upon by Lender, and shall survive the delivery to Lender of the Notes regardless of any investigation made by Lender or on its behalf. All statements in any such certificate or other instrument prepared and/or delivered for the benefit of Lender shall constitute warranties and representations by Borrowers hereunder. Except as otherwise expressly provided herein, all covenants made by Borrower hereunder or under any other agreement or instrument shall be deemed continuing until all Obligations are satisfied in full provided that the indemnification obligations of Borrowers under Section 9.4 shall survive the termination hereof.

     9.11  Successors and Assigns  :  This Agreement shall inure to the benefit
           ----------------------
of and be binding upon the successors and assigns of each of the parties. Lender may participate or assign any portions of or all of its rights or obligations hereunder without notice to or consent of Borrowers. Borrowers may not transfer, assign or delegate any of its duties or obligations hereunder.

     9.12  Duplicate Originals  :  Two or more duplicate originals of this
           -------------------
Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in counterpart, all of which counterparts taken together shall constitute one completed fully executed document.

     9.13  Modification  :  No modification hereof or any agreement referred to
           ------------
herein shall be binding or enforceable unless in writing and signed by Borrowers and Lender.

     9.14  Signatories  :  Each individual signatory hereto represents and
           -----------
warrants that he/she is duly authorized to execute this Agreement on behalf of the principal and that he/she executes the Agreement in such capacity and not as a party.

     9.15  Third Parties  :  No rights are intended to be created hereunder, or
           -------------
under any related agreements or documents for the benefit of any third party donee, creditor or incidental beneficiary of Borrowers. Nothing contained in this Agreement shall be construed as a delegation to Lender of Borrowers' duty of performance, including, without limitation, Borrowers' duties under any account or contract with any other Person.

     9.16  Discharge of Taxes, Borrower's Obligations, Etc.  :  Lender, in its
           ------------------------------------------------
sole discretion, shall have the right at any time, and from time to time, with prior notice to any Borrower if any Borrower fails to do so five (5) Business Days after requested in writing to do so by Lender, to: (a) pay for the performance of any of Borrowers' obligations hereunder, and (b) discharge taxes or Liens, at any time levied or placed on any of Borrowers' Property in violation of this Agreement unless such Borrower is in good faith with due diligence by appropriate proceedings contesting such taxes or Liens and maintaining proper reserves therefor in accordance with GAAP, consistently applied. Expenses and advances shall be added to the Revolving Credit, bear interest at the same rate applied to the Revolving Credit, until reimbursed to Lender. Such payments and advances made by Lender shall not be construed as a waiver by Lender of an Event of Default under this Agreement.

     9.17  Withholding and Other Tax Liabilities  :  Lender shall have the right
           -------------------------------------
to refuse to make any Advances from time to time unless Borrowers shall, at Lender's request, have given to Lender evidence, reasonably satisfactory to Lender, that Borrowers have properly deposited or paid, as required by law, all withholding taxes and all federal, state, city, county or other taxes due up to
and including the date of the requested Advance.   Copies of deposit slips
showing payment shall likewise constitute satisfactory evidence for such purpose. In the event that any Lien, assessment or tax liability against Borrowers shall arise in favor of any taxing authority, whether or not notice thereof shall be filed or recorded as may be required by law, Lender shall have the right (but shall not be obligated, nor shall Lender hereby assume the duty) to pay any such Lien, assessment or tax liability by virtue of which such charge shall have arisen; provided, however, that Lender shall not pay any such tax, assessment or Lien if the amount, applicability or validity thereof is being contested in good faith and by appropriate proceedings by Borrowers. In order to pay any such Lien, assessment or tax liability, Lender shall not be obliged to wait until said Lien, assessment or tax liability is filed before taking such action as hereinabove set forth. Any sum or sums which Lender shall have paid for the discharge of any such Lien shall be added to the Revolving Credit and shall be repaid by Borrowers to Lender with interest thereon, upon demand, and Lender shall be subrogated to all rights of such taxing authority against Borrowers.

     9.18  CONSENT TO JURISDICTION  :  Borrowers and Lender hereby irrevocably
           -----------------------
consent to the jurisdiction of the Courts of Common Pleas of the Commonwealth of Pennsylvania or the United States District Court for the Eastern District of Pennsylvania in any and all actions and proceedings whether arising hereunder or under any other agreement or undertaking and irrevocably agree to service of process by certified mail, return receipt requested to the address of the appropriate party set forth herein.

     9.19  Waiver of Jury Trial  :  EACH BORROWER AND LENDER HEREBY WAIVE ANY
           --------------------
AND ALL RIGHTS ANY MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION COMMENCED BY OR AGAINST LENDER WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS.

     IN WITNESS WHEREOF, the undersigned parties have executed this Agreement the day and year first above written.


ORC TELESCIENCE CORP.           OPINION RESEARCH CORPORATION



By:  ____________________       By:  ____________________________
Title:                          Title:



ORC, INC.

By:  ____________________
Title:



CORESTATES BANK, N.A.

By:_____________________________
Title: